EXHIBIT 2.1

                           Combination Agreement


                                                                CONFORMED COPY
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                           COMBINATION AGREEMENT

                                  between

             PHILIPS INDUSTRIAL ELECTRONICS INTERNATIONAL B.V.


                                    and

                                FEI COMPANY





                       Dated as of November 15, 1996






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                             TABLE OF CONTENTS

                                                                         Page

                                 ARTICLE I
                           DEFINITIONS AND TERMS

Section 1.1   Specific Definitions.........................................2
Section 1.2   Other Terms.................................................12
Section 1.3   Other Definitional Provisions...............................12

                                 ARTICLE II
                          PURCHASE OF COMMON STOCK

Section 2.1   Purchase and Sale of Common Stock...........................12
Section 2.2   Closing; Delivery and Payment...............................13
Section 2.3   Net Operating Capital.......................................13

                                ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF FEI

Section 3.1   Organization, Good Standing and Qualification...............15
Section 3.2   Corporate Authority; Approval and Fairness..................15
Section 3.3   Governmental Filings; No
                 Violations...............................................16
Section 3.4   Capital Structure...........................................17
Section 3.5   FEI Reports; Financial Statements...........................18
Section 3.6   Employee Benefits...........................................18
Section 3.7   Absence of Certain Changes..................................20
Section 3.8   Litigation and Liabilities..................................21
Section 3.9   Compliance with Laws; Permits...............................21
Section 3.10  Environmental Matters.......................................22
Section 3.11  Labor Matters...............................................22
Section 3.12  Insurance...................................................23
Section 3.13  Takeover Statutes...........................................23
Section 3.14  Taxes.......................................................23
Section 3.15  Intellectual Property.......................................24
Section 3.16  Contracts...................................................26
Section 3.17  Brokers and Finders.........................................26
Section 3.18  Customers and Suppliers.....................................26

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Section 3.19  Voting Agreement............................................26
Section 3.20  Press Releases..............................................27
Section 3.21  Industrial Security Clearances..............................27
Section 3.22  Other Information...........................................27
Section 3.23  No Other Representations or
                 Warranties...............................................27

                                 ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PIE

Section 4.1   Organization, Good Standing and Qualification...............27
Section 4.2   Corporate Authority and Approval............................28
Section 4.3   Governmental Filings; No
                 Violations...............................................28
Section 4.4   Capital Stock...............................................29
Section 4.5   PEO Financial Statements....................................30
Section 4.6   Employee Benefits...........................................30
Section 4.7   Absence of Certain Changes..................................32
Section 4.8   Litigation and PEO Liabilities..............................32
Section 4.9   Compliance with Laws; Permits...............................32
Section 4.10  Environmental Matters.......................................33
Section 4.11  Labor Matters...............................................34
Section 4.12  Insurance...................................................34
Section 4.13  Takeover Statutes...........................................34
Section 4.14  Taxes.......................................................34
Section 4.15  Intellectual Property.......................................35
Section 4.16  Contracts...................................................36
Section 4.17  Brokers and Finders.........................................37
Section 4.18  Customers and Suppliers.....................................37
Section 4.19  PEO Assets and PEO Liabilities..............................37
Section 4.20  Shared Assets; Title to and
                 Condition of Property....................................37
Section 4.21  Securities Act..............................................39
Section 4.22  Press Releases..............................................39
Section 4.23  Industrial Security Clearances..............................39
Section 4.24  Other Information...........................................40
Section 4.25  No Other Representations or
                 Warranties...............................................40

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                                 ARTICLE V
                                 COVENANTS

Section 5.1   Interim Operations..........................................40
Section 5.2   Acquisition Proposals.......................................42
Section 5.3   Information Supplied........................................43
Section 5.4   Shareholders Meeting........................................44
Section 5.5   Filings; Other Actions;
                 Notification.............................................45
Section 5.6   Access......................................................46
Section 5.7   Publicity...................................................47
Section 5.8   U.S. Transferred Employees..................................47
Section 5.9   Other Employees.............................................49
Section 5.10  Expenses....................................................50
Section 5.11  Takeover Statute............................................50
Section 5.12  Insurance of PEO Business...................................50
Section 5.13  Distribution and Other Agreements...........................51
Section 5.14  Secondary Offering..........................................52
Section 5.15  Acht Property...............................................52
Section 5.16  Intellectual Property.......................................53
Section 5.17  Right to Maintain Percentage
                 Interest.................................................56
Section 5.18  Issuance of Additional Shares...............................56
Section 5.19  Independent Directors.......................................57
Section 5.20  List of PEO Assets..........................................57
Section 5.21  Notice of Deconsolidation...................................57
Section 5.22  Limitation on Equity Position...............................57

                                 ARTICLE VI
                           CONDITIONS TO CLOSING

Section 6.1   Conditions to the Obligations
                 of FEI and PIE...........................................58
Section 6.2   Conditions to the Obligations
                 of PIE...................................................59
Section 6.3   Conditions to the Obligations
                 of FEI...................................................60

                                ARTICLE VII

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                         SURVIVAL; INDEMNIFICATION

Section 7.1   Survival....................................................61
Section 7.2   Indemnification by PIE......................................61
Section 7.3   Indemnification by FEI......................................62
Section 7.4   Indemnification Procedures..................................62
Section 7.5   Indemnification Net of Taxes................................64

                                ARTICLE VIII
                                TERMINATION

Section 8.1   Termination.................................................65
Section 8.2   Effect of Termination.......................................66

                                 ARTICLE IX
                               MISCELLANEOUS

Section 9.1   Notices.....................................................67
Section 9.2   Amendment; Waiver...........................................68
Section 9.3   Assignment..................................................68
Section 9.4   Entire Agreement............................................68
Section 9.5   Fulfillment of Obligations..................................69
Section 9.6   Parties in Interest.........................................69
Section 9.7   Public Disclosure...........................................69
Section 9.8   Expenses....................................................69
Section 9.9   Disclosure Schedules........................................69
Section 9.10  Governing Law; Mediation and
                 Arbitration..............................................70
Section 9.11  Counterparts................................................70
Section 9.12  Headings....................................................71

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ANNEXES

Annex 1.1a               - Knowledge of FEI
Annex 1.1b               - Knowledge of PIE
Annex 3.19(a)            - Certain Shareholders of FEI
Annex 3.19(b)            - Form of Voting Agreement
Annex 5.2                - Confidentiality Agreement
Annex 5.13(a)            - Form of Distribution Agreement
Annex 5.13(d)            - Form of Service Agreement
Annex 5.14               - Selling Shareholders
Annex 6.2(c)             - Opinion of Stoel Rives LLP
Annex 6.2(f)(i)          - Directors of FEI
Annex 6.2(f)(ii)         - Officers of FEI
Annex 6.3(c)             - Opinions of PIE's Counsel
Annex 6.3(e)             - Form of Employment Agreement

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
     COMBINATION AGREEMENT, dated as of November 15, 1996, between FEI COMPANY, an Oregon corporation ("FEI") and PHILIPS INDUSTRIAL ELECTRONICS INTERNATIONAL B.V., a Netherlands corporation ("PIE").

                           W I T N E S S E T H :

     WHEREAS, PIE desires to acquire common stock (the "Common Stock"), of FEI, constituting 55% of the Outstanding Common Stock (as defined herein), upon the terms and conditions set forth herein;

     WHEREAS, FEI desires that PIE transfer to FEI in payment for such Common Stock, among other things, 100% of the issued and outstanding capital stock of PEO Holdings (as defined herein) and PEO-US (as defined herein);

     WHEREAS, Philips, the parent corporation of PIE, is willing to make certain representations and warranties and to agree to certain covenants for the benefit of FEI;

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                 ARTICLE I
                           DEFINITIONS AND TERMS

     Section 1.1 Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

"Acht Property" shall mean the real estate in Acht used by the PEO Business, located at Achtseweg Noord 5, 5651GG Eindhoven, The Netherlands and the improvements thereon, known as building AAE and registered in the register of the municipality of Eindhoven under the entry "Woensel, Sectie A, nummer 4106 gedeeltelijk".

"Acquisition Proposal" shall have the meaning set forth in Section 5.2.

"Additional Shares" shall have the meaning set forth in Section 2.1.

"Affiliate" shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person at any time during the period for which the determination of affiliation is being made.

"Agreement" shall mean this Agreement, as the same may be amended or supple mented from time to time in accordance with the terms hereof.

"Audit Date" shall have the meaning set forth in Section 3.5.

"board of directors" shall mean any board of directors or other body of persons, including all committees thereof, performing functions equivalent or similar to those performed by a board of directors of a corporation incorporated in one of the states of the United States of America.

"Books and Records" shall mean all books, ledgers, files, reports, plans and operating records of, or maintained by, the PEO Business (it being understood that, pursuant to the Restructuring, originals of certain of such items maintained by, but not primarily related to, the PEO Business may not be transferred to PEO Holdings, in which case, Books and Records shall refer to copies of such items).

"Claim" shall have the meaning set forth in Section 7.4.

"Claim Notice" shall have the meaning set forth in Section 7.4.

"Closing" shall mean the closing of the transactions contemplated by this Agreement.

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"Closing Date" shall have the meaning set forth in Section 2.2(a).

"Closing Net Operating Capital" shall have the meaning set forth in Section 2.3(a).

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Common Stock" shall have the meaning set forth in the recitals.

"Compensation and Benefit Plans" shall have the meaning set forth in
Section 3.6(a).

"Competition Laws" shall mean statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

"Confidentiality Agreement" shall mean the Confidentiality Agreement, dated April 5, 1996, between FEI and Philips International B.V.

"Continuation Coverage" shall have the meaning set forth in Section 5.8(b).

"Contracts" shall mean any agreements, contracts, mortgages, bonds, notes, indentures, leases, purchase orders, arrangements, commitments and licenses, whether written or oral.

"Control" with respect to any Person shall mean ownership (directly or indirectly) of a majority of total voting power of such Person's voting securities or interests.

"CPA Firm" shall have the meaning set forth in Section 2.3(a).

"Definite Shares" shall have the meaning set forth in Section 2.1.

"Disclosure Schedule" shall mean the disclosure schedule accompanying this Agreement. The Disclosure Schedule shall be deemed to include the FEI Reports filed prior to the date hereof, which are hereby incorporated therein by reference.

"Electro-Scan Purchase Agreement" shall mean the Asset Purchase Agreement, dated May 3, 1996, by and between Electro-Scan Corporation and PENAC and all related agreements executed in connection with or contemplated by such Asset Purchase Agreement.

"Employees" shall mean all current employees employed in the PEO Business and all former employees of PIE, its predecessors and their respective subsidiaries who,

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immediately prior to the time they ceased to be employees of any such entity, were employed in the PEO Business.

"Encumbrances" shall mean liens (including any liens for Taxes), charges, encumbrances, security interests, options, or any other restrictions or third party rights.

"Environmental Law" shall mean any applicable law, statute, ordinance, rule, regulation, code, order, judgment, decree or injunction (other than any Tax Laws) relating to the protection of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface or subsurface land), or the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labelling, protection, release or disposal of, radioactive materials or hazardous or toxic substances or wastes.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" shall have the meaning set forth in Section 3.6(c).

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Excluded Business" shall mean (i) the sales and service organizations related to the PEO Business in countries other than the United States, Canada, Japan, The Netherlands, Germany, France, Italy and the United Kingdom as listed on Section 5.13(a) of the Disclosure Schedule, (ii) the Acht Property, (iii) the cash reserve of NLG 400,000 and any corresponding liability relating to the Zeiss Claim and (iv) the accounts receivable payable to PIE from the Ministry of Finance of Russia or any successor Governmental Entity thereto, and any associated financial accrual related thereto.

"Exon-Florio Amendment" shall mean the Exon-Florio Amendment to the 1988 Omnibus Trade and Competitiveness Act, 50 USCA Section 2170.

"FEI" shall have the meaning set forth in the recitals.

"FEI Compensation and Benefit Plans" shall have the meaning set forth in
Section 3.6(a).

"FEI Indemnified Parties" shall have the meaning set forth in Section
7.2.(a)

"FEI Intellectual Property" shall have the meaning set forth in Section
3.15(b).

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"FEI Material Adverse Effect" means a material adverse effect on the financial condition, properties, prospects, business or results of operations of FEI and its Subsidiaries, taken as a whole.

"FEI Option" shall have the meaning set forth in Section 3.4.

"FEI Reports" shall have the meaning set forth in Section 3.5.

"FEI Requisite Vote" shall have the meaning set forth in Section 3.2(a).

"FEI's Business" shall mean the business of FEI as conducted or contemplated to be conducted as of the date hereof.

"FEI's Objection" shall have the meaning set forth in Section 2.3(a).

"GAAP" shall have the meaning set forth in Section 3.5.

"Governmental Authorizations" shall mean all licenses, permits, certificates and other authorizations and approvals required to carry on the PEO Business or, with respect to PIE, to perform its obligations under this Agreement, as the case may be, under the applicable laws, ordinances or regulations of any Governmental Entity.

"Governmental Entity" shall have the meaning set forth in Section 3.3(a).

"Hazardous Substance" means any substance that is listed, classified or regulated as such pursuant to any Environmental Law.

"HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

"Indemnified Parties" shall have the meaning set forth in Section 7.3(a).

"Indemnifying Party" shall have the meaning set forth in Section 7.4.

"Intellectual Property" shall mean trademarks, service marks, brand names, certifi cation marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in-part and renewal applications), and any renewals, extensions or reissues thereof, or

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
supplementary patent certificates derived therefrom, in any juris diction; model and design rights; non-public information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; copyrights and writings and other works, whether copyrightable or not in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; maskworks; any similar intellectual property or proprietary rights.

"ISRA" shall mean the Industrial Site Recovery Act of New Jersey, NJSA 13:1K-6 et seq.

"Knowledge of FEI" or any similar phrase means the actual or constructive knowledge of the individuals listed on Annex 1.1(a) hereto. A person is deemed to have constructive knowledge for the purpose of this definition only if he or she would have actual knowledge by reason of a reasonable investigation within the scope of his or her employment.

"Knowledge of Philips" shall mean the Knowledge of PIE plus the actual or constructive knowledge of the senior management of Philips' Corporate Patents and Trademarks department. A person is deemed to have constructive knowledge for the purpose of this definition only if he or she would have actual knowledge by reason of a reasonable investigation within the scope of his or her employment.

"Knowledge of PIE" or any similar phrase means the actual or constructive knowledge of the individuals listed on Annex 1.1(b) hereto. A person is deemed to have constructive knowledge for the purpose of this definition only if he or she would have actual knowledge by reason of a reasonable investigation within the scope of his or her employment.

"Laws" shall have the meaning set forth in Section 3.9.

"Leased Real Property" shall mean all real property used in the PEO Business leased by PIE or any of its Affiliates, including any buildings, facilities, fixed assets, structures and improvements thereon or appurtenances thereto.

"Letter of Intent" shall mean the letter of intent, dated September 4, 1996, between FEI and PIE.

"Losses" shall have the meaning set forth in Section 7.2(a).

"NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

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
"Net Operating Capital" shall mean the net operating capital of the PEO Business as of the Closing Date calculated, in accordance with Philips internal accounting principles, by adding (a) fixed assets, (b) net inventories, (c) trade accounts receivable, and (d) other assets and subtracting (e) non-interest bearing liabilities.

"Non-U.S. Employees" shall have the meaning set forth in Section 5.9(a).

"Notice Period" shall have the meaning set forth in Section 7.4.

"Outstanding Common Stock" shall mean at any time the sum of (i) the number of shares of Common Stock issued and outstanding immediately prior to the Closing, (ii) any shares of Common Stock obtained by any Person upon exercise or conversion of any options, warrants, convertible securities or other rights to acquire shares of Common Stock, outstanding at Closing or issuable without further action of FEI's board of directors subsequent to the Closing ("Rights Outstanding at Closing") and (iii) the Shares (as such number is increased from time to time due the increase of Additional Shares due to any conversions or exercise pursuant to (ii) above).

"PENAC" shall mean Philips Electronics North America Corporation.

"Pension Plan" shall have the meaning set forth in Section 3.6(b).

"PEO Assets" shall have the meaning set forth in Section 4.19.

"PEO Business" shall mean the worldwide activities (including the intellectual property rights (subject to Section 5.16) and the related personnel) related to the electron optics business conducted or contemplated to be conducted by PIE and its Affiliates as of the date hereof, other than the Excluded Business.

"PEO Compensation and Benefit Plans" shall have the meaning set forth in
Section 4.6(a).

"PEO Financial Statements" shall have the meaning set forth in Section 4.5.

"PEO Group" shall mean PEO-US, PEO Holdings and all of their Subsidiaries.

"PEO Holdings" shall mean Philips Electron Optics International B.V., a Netherlands corporation.

"PEO Intellectual Property" shall have the meaning set forth in Section 4.15(b)(ii).

"PEO Liabilities" shall have the meaning set forth in Section 4.19.

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"PEO Material Adverse Effect" shall mean a material adverse effect on the financial condition, properties, prospects, business or results of operations of the PEO Business, taken as a whole.

"PEO Stock" shall have the meaning set forth in Section 2.2(b).

"PEO-US" shall mean Philips Electron Optics, Inc., a Delaware corporation, which holds the PEO Assets located in the United States.

"PEO-US Certificates" shall have the meaning set forth in Section 2.2(b).

"Permitted Encumbrances" shall have the meaning set forth in Section 4.20(b).

"Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization.

"Philips" shall mean Philips Electronics N.V.

"Philips Group" shall mean Philips and all of its Affiliates, whether consolidated or not.

"PIE" shall have the meaning set forth in the recitals.

"PIE Indemnified Parties" shall have the meaning set forth in Section
7.3(a).

"PIE Information" shall have the meaning set forth in Section 5.3(b).

"PIE Loan" shall mean the current account agreement, dated January 1, 1996, between Philips Electron Optics B.V. and Nederlandse Philips Bedrijven B.V. in such amount as shall be outstanding thereunder as of January 1, 1997.

"Proceedings" shall have the meaning set forth in Section 3.8.

"Proxy Statement" shall have the meaning set forth in Section 5.3(a).

"Representatives" shall have the meaning set forth in Section 5.6.

"Required Approvals" shall mean all authorizations, consents, orders or approvals of, permits or licenses from, or declarations or filings with any Governmental Entity, and all third party consents, in each case necessary to effect the transactions contemplated by this Agreement in all material respects and to conduct the PEO Business as previously conducted in all material respects.

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"Restructuring" shall mean the process whereby the PEO Assets and PEO
Liabilities are transferred, to the extent necessary, from certain Persons in the Philips Group into the PEO Group and by which the assets and liabilities of any corporation in the PEO Group that are not PEO Assets and PEO Liabilities, respectively, are transferred out of the PEO Group prior to Closing.

"Rights Outstanding at Closing" shall have the meaning set forth in the definition of Outstanding Common Stock.

"SEC" shall mean the Securities and Exchange Commission, including any successor Governmental Entity thereto.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Selling Shareholders" shall have the meaning set forth in Section 5.14.

"Shareholders Meeting" shall have the meaning set forth in Section 5.4.

"Shares" shall have the meaning set forth in Section 2.1.

"Stock Option Plan" shall mean the 1984 Stock Incentive Plan, the 1995 Stock Incentive Plan and the 1995 Supplemental Stock Incentive Plan of FEI.

"Stock Right" means any options, warrants, convertible securities or other rights to acquire shares of Common Stock, including without limitation any options issued under the Stock Option Plan.

"Subsidiary" means any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries, and, with respect to FEI, includes, without limitation, FEI Asia, Inc., FEI Europe, Ltd., a United Kingdom corporation, FEI Europe GmbH, a German limited liability company, and FEI FSC, Ltd, a United States Virgin Islands corporation.

"Superior Proposal" shall have the meaning set forth in Section 5.2.

"Takeover Statute" shall have the meaning set forth in Section 3.13.

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"Taxes" shall mean all U.S. federal, state or local, or foreign, taxes, charges, fees, imports and levies including, but not limited to, income, gross receipts, capital stock, inventory, windfall profits, alternative minimum, ad valorem, value added, severance, property, production, sales, use, license, excise, stamp, occupation, franchise, payroll, social security, employment, withholding or similar taxes, and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

"Tax Law" shall mean any Law relating to Taxes.

"Tax Returns" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

"Third-Party Intellectual Property" shall have the meaning set forth in
Section 3.15(b)(i).

"Transaction" shall mean the issuance of the Definite Shares and Additional Shares by FEI to PIE in exchange for 100% of the outstanding capital stock of PEO Holdings and PEO-US and the assignment to FEI of the rights currently held by Nederlandse Philips Bedrijven B.V. under the PIE Loan upon the terms and conditions set forth herein.

"Transitional Services" shall have the meaning set forth in Section
5.13(d).

"U.S. PEO Compensation and Benefit Plans" shall have the meaning set forth in Section 4.6(c).

"U.S. Transferred Employees" shall have the meaning set forth in Section
5.8(a).

"Voting Debt" shall have the meaning set forth in Section 3.4.

"WARN" shall mean the Worker Adjustment and Retraining Notification Act.

"Welfare Plans" shall have the meaning set forth in Section 5.8(b).

"Zeiss Claim" shall mean any present or future claims asserted by Carl Zeiss GmbH of Oberkochen, Germany against the PEO Business relating to the alleged infringement of U.S. Patent Number 4,713,543, European Patent Number 0180723B1 and Japanese Patent Number JP-A-49,364/86.

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     Section 1.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

     Section 1.3 Other Definitional Provisions.

          (a) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

           (c)  The terms "dollars" and "$" shall mean United States dollars.

          (d) The terms "guilders" and "NLG" shall mean the lawful currency of The Netherlands.

                                 ARTICLE II
                          PURCHASE OF COMMON STOCK

     Section 2.1 Purchase and Sale of Common Stock. On the terms and subject to the conditions set forth herein, (i) at the Closing, FEI agrees to issue to PIE such number of shares of Common Stock (the "Definite Shares") as shall constitute, when issued, 55% of the then issued and outstanding shares of FEI's Common Stock and (ii) FEI agrees to issue to PIE from time to time such number of additional shares of Common Stock (the total number of such shares issued as at any time being herein referred to as "Additional Shares", and together with the Definite Shares, the "Shares") such that the Shares shall at all times constitute, when issued, 55% of the Outstanding Common Stock. In consideration therefor, at the Closing and on the terms and subject to the conditions set forth herein (A) PIE agrees to transfer to FEI 100% of the outstanding capital stock of PEO Holdings and to assign to FEI the rights currently held by Nederlandse Philips Bedrijven B.V. under the PIE Loan and (B) PIE shall transfer to FEI 100% of the outstanding capital stock of PEO-US.

     Section 2.2 Closing; Delivery and Payment.

          (a) The Closing shall take place at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 at 10:00 A.M. New York City time, no later than two business days after all of the conditions precedent specified in Article VI

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have been satisfied or waived (or at such other time and place as the parties hereto may mutually agree). The date on which the Closing occurs is referred to herein as the "Closing Date".

          (b) On the Closing Date, (i) FEI shall deliver to PIE certificates representing the Definite Shares duly issued to PIE and registered in the name of PIE or its designee, (ii) PIE shall deliver to FEI a duly executed instrument assigning to FEI the rights currently held by Nederlandse Philips Bedrijven B.V. under the PIE Loan, (iii) PIE shall convey to FEI all right, title and interest in and to the shares of common stock (the "PEO Stock") representing 100% of the outstanding capital stock of PEO Holdings and such conveyance shall be accomplished by the due execution of a notarial deed of transfer in accordance with Netherlands law and (iv) PIE shall deliver or have delivered to FEI certificates representing 100% of the outstanding capital stock of PEO-US (the "PEO-US Certificates"), duly endorsed and in form for transfer to FEI.

     Section 2.3 Net Operating Capital.

          (a) Within 30 days following the Closing Date, KPMG Accountants shall determine the Net Operating Capital and provide to FEI and its accountants the calculations and supporting evidence for such calculation of Net Operating Capital. FEI's accountants shall have 30 days to review and respond to KPMG Accountants' calculation. If FEI's accountants do not agree with KPMG's calculation then FEI shall inform PIE in writing ("FEI's Objection") setting forth a description in reasonable detail of the basis for such disagreement and the adjustments FEI believes should be made to the Net Operating Capital, on or before the last day of such 30-day period. PIE shall then have 30 days to review and respond to FEI's Objection and PIE shall not be limited to addressing FEI's Objection, but shall have the right to raise any aspects of the Net Operating Capital calculation that PIE believes are relevant to understanding such calculation. If FEI and PIE are unable to resolve all of their disagreements with respect to FEI's Objection within 10 days following the completion of PIE's review of FEI's Objection, they shall refer their remaining differences to a "Big Six" or other internationally recognized firm of independent public accountants as to which FEI and PIE mutually agree (the "CPA Firm"), who shall determine, only by resolving the remaining differences so submitted, including any aspects of the Net Operating Capital calculation raised by PIE in response to FEI's Objection, the Net Operating Capital. FEI and PIE shall instruct the CPA Firm to deliver its written determination to FEI and PIE no later than the twentieth day after the remaining differences underlying FEI's Objection are referred to the CPA Firm. The CPA Firm's determination shall be conclusive and binding upon FEI and PIE. The fees and disbursements of the CPA Firm shall be shared equally by FEI and PIE. PIE agrees to make available to the CPA Firm all relevant Books and Records and any work papers (including those of KPMG Accountants) relating to the Net Operating Capital and all other items reasonably requested by the CPA Firm. The "Closing Net Operating Capital" shall be (i) the Net Operating Capital, as calculated by KPMG Accountants, in the event that (x) no FEI's Objection is delivered to PIE during the 30-day period specified above, or (y) FEI and PIE so agree, (ii) the Net Operating Capital, as calculated by KPMG Accountants, adjusted in accordance with the FEI's Objection in the event that PIE does not respond to FEI's Objection within the 30-day period following receipt by PIE of FEI's Objection or agrees with FEI's Objection, or (iii) the Net Operating Capital, as calculated by KPMG Accountants, as adjusted by either (x) the agreement of FEI and PIE or (y) the CPA Firm.

          (b) If the Closing Net Operating Capital less NLG 78.1 million is greater than zero but less than NLG 3 million, PEO Holdings shall, promptly after determination of the Closing Net Operating Capital, execute a note, in form acceptable to PIE, dated as of the Closing Date, payable to PIE, for a principal amount equal to such difference which will bear simple interest at the rate of 7 3/8%, payable monthly in arrears. The full principal amount specified in the note and all outstanding interest thereon shall be due and payable one year from the Closing Date.

          (c) If the Closing Net Operating Capital less NLG 78.1 million is greater than NLG 3 million, PEO Holdings shall, promptly after determination of the Closing Net Operating Capital, execute two notes, each in form acceptable to PIE, each dated as of the Closing Date, with the full principal amount specified in each note and all outstanding interest thereon to be due and payable to PIE one year from the Closing Date. The first note shall be in the principal amount of NLG 3 million and shall bear simple interest at the rate of 7 3/8%, payable monthly in arrears. The second note shall be for a principal amount equal to the difference between the Closing Net Operating Capital and NLG 81.1 million and shall bear simple interest at the rate of 4%, payable monthly in arrears; provided, however, that the principal amount of such second note shall be no greater than NLG 3 million.


                                ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF FEI

     FEI hereby represents and warrants that:

     Section 3.1 Organization, Good Standing and Qualification. Each of FEI and its Subsidiaries is a corporation duly organized, validly existing and in good standing, to the extent such concept or analogous concepts exist in the applicable jurisdiction, under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have an FEI Material Adverse Effect. FEI has made available to PIE a complete and correct copy of FEI's and its Subsidiaries' certificates of incorporation and by-laws, each as amended to date. FEI's and its Subsidiaries' certificates of incorporation and by-laws so delivered are in full force and effect. Section 3.1 of the Disclosure Schedule contains a correct and complete list of each jurisdiction where FEI and each of its Subsidiaries is organized and qualified to do business.

     Section 3.2 Corporate Authority; Approval and Fairness.

          (a) FEI has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and, subject only to approval of this Agreement by the holders of the outstanding shares of FEI (the "FEI Requisite Vote"), to consummate the Transaction. This Agreement is a valid and legally binding obligation of FEI enforceable against FEI in accordance with its terms.

          (b) The board of directors of FEI (i) has duly approved this Agreement and the Transaction contemplated hereby and (ii) has received the opinion of its financial advisors, Needham & Company, Inc., to the effect that the Transaction is fair to FEI and its shareholders from a financial standpoint.

     Section 3.3  Governmental Filings; No Violations.

          (a) Other than the filings and/or notices (i) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the proxy solicitation requirements of the Exchange Act, and
(iii) to comply with state securities or "blue-sky" laws, no notices, reports or other filings are required to be made by FEI with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by FEI from, any governmental or regulatory authority, agency, commission, body or other governmental entity of any federal, state or foreign government ("Governmental Entity"), in connection with the execution and delivery of this Agreement by FEI and the consummation by FEI of the Transaction contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have an FEI Material Adverse Effect or prevent, materially delay or materially impair the ability of FEI to consummate the Transaction contemplated by this Agreement.

          (b) The execution, delivery and performance of this Agreement by FEI do not, and the consummation by FEI of the Transaction contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation or by-laws of FEI or the comparable governing instruments of any of its Subsidiaries, (ii) a breach or violation of, or a default under, the acceleration of any obligations or the creation of any Encumbrance on the assets of FEI or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon FEI or any of its Subsidiaries or any Laws or governmental or non-governmental permit or license to which FEI or any of its Subsidiaries is subject or (iii) any change in the rights or obligations of any party under any Contracts binding upon FEI or any of its Subsidiaries, except, in the case of clause (ii) or (iii) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a FEI Material Adverse Effect or prevent, materially delay or materially impair the ability of FEI to consummate the Transaction contemplated by this Agreement. Section 3.3(b) of the Disclosure Sc hedule sets forth a correct and complete list of Contracts of FEI and its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement.

     Section 3.4 Capital Structure. The authorized capital stock of FEI consists of 500,000 shares of preferred stock, none of which have been issued at any time, and 15,000,000 shares of Common Stock, of which 7,956,933 shares were outstanding as of the close of business on October 31, 1996. All of the outstanding Common Stock has been duly authorized and is validly issued, fully paid and nonassessable. Prior to the Closing Date, upon obtaining the shareholder approval contemplated by Section 5.4 hereof, the Definite Shares and Additional Shares will be duly authorized and, when issued, will be validly issued, fully paid and non-assessable. Prior to the Closing Date, FEI will have duly authorized and reserved for issuance at least 1,580,492 shares of Common Stock, sufficient for the issuance of the maximum number of Additional Shares issuable to PIE pursuant to this Agreement. Other than 1,293,130 shares reserved for issuance for the conversion or exercise of any Stock Right, and the 1,580,492 shares to be reserved prior to the Closing for the issuance of Additional Shares, FEI has no shares of Common Stock reserved for issuance. The Disclosure Schedule contains a correct and complete list of each outstanding right to acquire shares of Common Stock pursuant to any Stock Right (each an "FEI Option"), including the holder, date of grant, exercise price and period and number of shares of Common Stock subject thereto and no additional Stock Rights are issuable by FEI without approval of FEI's board of directors. Each of the outstanding shares of capital stock or other securities of each of FEI's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by FEI or by a direct or indirect wholly-owned subsidiary of FEI, free and clear of all Encumbrances. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of FEI or any of its Subsidiaries or any securities or obliga tions convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of FEI or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. FEI does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of FEI on any matter ("Voting Debt"). Neither the Transaction or any other transaction contemplated by this Agreement shall result in any adjustment, either as a result of the exercise of the discretion of FEI's board of directors or otherwise, to the number of shares of Common Stock issuable pursuant to any Stock Right, including without limitation, pursuant to Section 10 of the 1984 Stock Incentive Plan, Section 13 of the 1995 Stock Incentive Plan and Section 8 of the 1995 Supplemental Stock Incentive Plan.

     Section 3.5 FEI Reports; Financial Statements. FEI has delivered to PIE each registration statement, report, proxy statement or information statement prepared by it since December 31, 1995 (the "Audit Date"), including, without limitation, (i) FEI's Annual Report on Form 10-K for the year ended December 31, 1995, (ii) FEI's Quarterly Reports on Form 10-Q for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996, each in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any reports filed with the SEC subsequent to the date hereof and prior to the Closing Date, the "FEI Reports"). As of their respective dates, the FEI Reports did not, and any FEI Reports filed with the SEC subsequent to the date hereof and prior to the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the FEI Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of FEI and its Subsidiaries as of its date and each of the consolidated statements of operations, cash flows and stockholders' equity included in or incorporated by reference into the FEI Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, changes in cash flows and stockholders' equity as the case may be, of FEI and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year- end audit adjustments that will not be material in amount or effect), in each case in accordance with United States generally accepted accounting principles and all related SEC rules and regulations ("GAAP") consistently applied during the periods involved, except as may be noted therein.

     Section 3.6 Employee Benefits.

          (a) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement ("Compensation and Benefit Plans") that covers employees, directors, former employees or former directors of FEI and its Subsidiaries (the "FEI Compensation and Benefit Plans") and any trust agreement or insurance contract forming a part of the FEI Compensation and Benefit Plans has been made available to PIE prior to the date hereof. FEI Compensation and Benefit Plans are listed in Section 3.6(a) of the Disclosure Schedule and any "change of control" or similar provisions therein are specifically identified in Section 3.6(a) of the Disclosure Schedule.

          (b) All FEI Compensation and Benefit Plans are in substantial compliance with all applicable law, including the Code and ERISA. Each FEI Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and to the Knowledge of FEI, there are no circumstances likely to result in revocation of any such favorable determination letter. As of the date hereof, there is no pending or, to the Knowledge of FEI, threatened material litigation relating to the FEI Compensation and Benefit Plans. Neither FEI nor any Subsidiary has engaged in a transaction with respect to any FEI Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject FEI or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

          (c) Neither FEI nor any entity which is considered one employer with FEI under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") has adopted, maintains or contributes to any "single employer" plan within the meaning of Section 4001(a)(15) of ERISA or a "multiemployer plan" within the meaning of Section 4001(a)(13) of ERISA or adopted, maintained or contributed to any such plan within the last five years.

          (d) All contributions required to be made under the terms of any FEI Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the FEI Reports prior to the date hereof.

          (e) Neither FEI nor its Subsidiaries have any obligations for retiree health and life benefits under any FEI Compensation and Benefit Plan, except as set forth in the Disclosure Schedule. FEI or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

          (f) The consummation of the Transaction contemplated by this Agreement will not (i) entitle any employees of FEI or its Subsidiaries to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the FEI Compensation or Benefit Plans as in effect as of the date hereof, except as contemplated by Section 5.8(a) hereof, or (iii) result in any breach or violation of, or a default under, any of the FEI Compensation and Benefit Plans.

          (g) All FEI Compensation and Benefit Plans covering current or former non-U.S. employees or former employees of FEI and its Subsidiaries comply in all material respects with applicable local law. FEI and its Subsidiaries have no material unfunded liabilities with respect to any Pension Plan that covers such non-U.S. employees.

     Section 3.7 Absence of Certain Changes. Except as disclosed in Section
3.7 of the Disclosure Schedule, since the Audit Date FEI and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (a) any change in the financial condition, properties, prospects, business or results of operations of FEI and its Subsidiaries or any development or combination of developments affecting FEI, to the Knowledge of FEI, except those changes, developments or combinations of developments that, individually or in the aggregate, are not reasonably likely to have an FEI Material Adverse Effect and other than changes resulting from the public announcement on September 5, 1996 of the signing of the Letter of Intent with respect to this Transaction; (b) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by FEI or any of its Subsidiaries, whether or not covered by insurance; (c) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of FEI, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof; or (d) any change by FEI in accounting principles, practices or methods. Since the Audit Date, except as provided for herein or as disclosed in Section 3.7 of the Disclosure Schedule, (i) there has not been any increase in the compensation payable or that could become payable by FEI or any of its Subsidiaries to officers or key employees or any amendment of any of the FEI Compensation and Benefit Plans other than increases or amendments in the ordinary course in accordance with established past practice and

(ii) no employment agreements with any employees or officers of FEI or its Subsidiaries have been entered into by FEI or its Subsidiaries.

     Section 3.8 Litigation and Liabilities. Except as disclosed in Section
3.8 of the Disclosure Schedule, there are no (a) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings (collectively "Proceedings") pending or, to the Knowledge of FEI, threatened against or affecting FEI or any of its Affiliates or (b) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law, environmental and occupational safety and health matters, or any other facts or circumstances, to the Knowledge of FEI, that could result in any claims against, or obligations or liabilities of, FEI or any of its Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have an FEI Material Adverse Effect or prevent or materially burden or materially impair the ability of FEI to consummate the Transaction contemplated by this Agreement.

     Section 3.9 Compliance with Laws; Permits. Except as disclosed in
Section 3.9 of the Disclosure Schedule, the businesses of each of FEI and its Subsidiaries have not been, and are not being, conducted in violation of any applicable law, ordinance, regulation, judgment, order, decree, arbitration award, license or permit of any Governmental Entity (collectively, "Laws") except for any such violations which have not had and are not reasonably likely, individually or in the aggregate, to have an FEI Material Adverse Effect. Except as set forth in the FEI Reports filed prior to the date hereof, no investigation or review by any Governmental Entity with respect to FEI or any of its Subsidiaries is pending or, to the Knowledge of FEI, threatened, nor has any Governmental Entity indicated an intention to conduct the same. To the Knowledge of FEI, no material change is required in FEI's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and FEI has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. FEI and its Subsidiaries each has all material permits, licenses, trademarks, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as currently conducted.

     Section 3.10 Environmental Matters. Except as disclosed in Section
3.10 of the Disclosure Schedule and except for such matters that, alone or in the aggregate, are not reasonably likely to have an FEI Material Adverse Effect and except with respect to any portion of the FEI Business conducted on properties owned by Philips or its Affiliates, excluding FEI and its
Subsidiaries: (i) to the Knowledge of FEI, FEI and its Subsidiaries have complied with all applicable Environmental Laws; (ii) to the Knowledge of FEI, the properties currently owned or operated by FEI (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances requiring remediation under applicable Environmental Laws; (iii) to the Knowledge of FEI, the properties formerly owned or operated by FEI or any of its Subsidiaries (or former subsidiaries) were not contaminated with Hazardous Substances by FEI during the period of ownership or operation by FEI or any of its Subsidiaries (or former subsidiaries) requiring remediation under applicable Environmental Laws; (iv) to the Knowledge of FEI, neither FEI nor its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither FEI nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that FEI or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vi) neither FEI nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity relating to liability under any Environmental Law or relating to Hazardous Substances; and (vii) to the Knowledge of FEI, there are no circumstances or conditions involving FEI or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of FEI pursuant to any Environmental Law.

     Section 3.11 Labor Matters. Neither FEI nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is FEI or any of its Subsidiaries the subject of any material proceeding asserting that FEI or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the Knowledge of FEI, threatened, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving FEI or any of its Subsidiaries.

     Section 3.12 Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by FEI or any of its Subsidiaries are with reputable insurance carriers and provide a reasonable amount of coverage in light of the normal risks incident to the business of FEI and its Subsidiaries and their respective properties and assets.

     Section 3.13 Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including Sec tions 60.801 to 60.816 of the Oregon Business Corporation Act) (each a "Takeover Statute") or any applicable anti-takeover provision in FEI's certificate of incorporation and by-laws is, or at the Closing will be, applicable to the Transaction contemplated by this Agreement.

     Section 3.14 Taxes. FEI and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) have paid all Taxes that are required to be paid, or that FEI or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith; and (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. As of the date hereof, there are not pending or, to the Knowledge of FEI threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. There are not, to the Knowledge of FEI, any unresolved questions or claims concerning a material Tax liability of FEI or any of its Subsidiaries. FEI has made available to PIE true and correct copies of the United States federal income Tax Return filed by FEI and its Subsidiaries for each of the fiscal years ended December 31, 1993, 1994 and 1995, together with any examination reports or statements of deficiency issued with respect to any Tax Returns of FEI or any Subsidiary since October 15, 1992. Neither FEI nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before September 30, 1996 in excess of the amounts accrued in respect thereto that are reflected in the financial statements included in the FEI Reports filed on or prior to the date hereof. The most recent consolidated financial statements contained in the FEI Reports reflect an adequate reserve for all taxes payable by FEI and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. None of FEI or any of its Subsidiaries is a party to or is bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority). There is no employment, severance or termination agreement, other compensation arrangement or Compensation and Benefit Plan currently in effect which provides for the payment of any amount (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement to any employee, officer or director of FEI or any of its affiliates who is a "disqualified individual" (as such term is defined in Section 280G(c) of the Code), that would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). FEI and each of its Subsidiaries are not currently, have not been within the last five years, and do not anticipate becoming a "United States real property holding company" within the meaning of Section 897(c) of the Code. None of the assets of FEI or any Subsidiary are subject to any Encumbrances that arose in connection with any failure or alleged failure to pay any Tax. Except as disclosed in Section 3.14 of the Disclosure Schedule, no claim has ever been made by an authority in a jurisdiction where FEI or any Subsidiary does not file Tax Returns that FEI or the relevant Subsidiary is or may be subject to taxation by that jurisdiction.

     Section 3.15 Intellectual Property.

          (a) To the Knowledge of FEI, FEI and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all Intellectual Property and tangible or intangible proprietary information or materials that are used in the business of FEI and its subsidiaries as currently conducted, except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have an FEI Material Adverse Effect. Section 3.15(a) of the Disclosure Schedule sets forth a list of all current patents, patent applications, registered trademarks, registered service marks, readily identifiable common law trademarks, trademark or service mark applications, of FEI.

          (b) Except as disclosed in Section 3.15(b) of the Disclosure Schedule or as is not reasonably likely to have an FEI Material Adverse
Effect:

               (i) to the Knowledge of FEI, FEI is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which FEI is a party and pursuant to which FEI is authorized to use any Intellectual Property of any third party ("Third-Party Intellectual Property");

               (ii) no claims with respect to any Intellectual Property owned by FEI or any of its Subsidiaries (the "FEI Intellectual Property"), any trade secret material to FEI, or Third-Party Intellectual Property to the extent arising out of any use, reproduction, or distribution of such Third-Party Intellectual Property by or through FEI or any of its Subsidiaries, are currently pending or, to the Knowledge of FEI, are overtly threatened by any person;

               (iii) to the Knowledge of FEI, there are no valid grounds for any bona fide claims (A) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by FEI or any of its Subsidiaries, infringes on any copyright, patent, trademark, service mark, or trade secret;
               (B) against the use by FEI or any of its Subsidiaries, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how, or computer software programs and applications used in the business of FEI or any of its Subsidiaries as currently conducted or as proposed to be conducted; (C) challenging the ownership, validity, or effectiveness of any of the FEI Intellectual Property or other trade secret material to FEI; or (D) challenging the license or legally enforceable right to use of the Third- Party Intellectual Property by FEI or any of its Subsidiaries;

               (iv) to the Knowledge of FEI, all patents, registered trademarks and service marks, and copyrights held by FEI are valid, enforceable and subsisting; and

               (v) to the Knowledge of FEI, there is no material unauthorized use, infringement or misappropriation of any of FEI Intellectual Property by any third party, including any employee or former employee of FEI or any of its Subsidiaries.

               (iv) FEI is not a party to any agreement that would, as a result of the Closing, obligate Philips or any of its Affiliates to cross license to any third party any of Philips' or any of such Affiliates' Intellectual Property.

     Section 3.16 Contracts. Section 3.16 of the Disclosure Schedule sets forth a list, as of the date hereof, of each written Contract of FEI or its Subsidiaries (other than (i) purchase orders in the ordinary and usual course of business involving less than $1,000,000, (ii) sales orders in the ordinary and usual course of business involving less than $2,000,000, (iii) any Contract involving the payment of less than $500,000 in the aggregate or that is terminable by FEI without penalty or other expense on 60 days' notice or less, (iv) confidentiality agreements entered into in the usual course of business, (v) employment agreements covering non-U.S. Employees (other than contracts with key non-U.S. Employees), (vi) trademark agreements and (vii) service maintenance agreements in the ordinary and usual course of business). Section 3.16 of the Disclosure Schedule does not omit any Contract (written or oral) that is material to FEI's Business. Except as set forth in Section 3.16(ii) of the Disclosure Schedule, each Contract that is material to FEI's Business as currently conducted is a valid and binding agreement of FEI or its Subsidiaries and is in full force and effect. To the Knowledge of FEI, there is no material default by the other party to or any event, occurrence or circumstance which, upon the passage of time or the giving of notice or both, would result in a material default under any Contract that is material to FEI's Business, which default or potential default has not been cured or waived.

     Section 3.17 Brokers and Finders. Neither FEI nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Transaction or the other transactions contemplated in this Agreement except that FEI has employed Needham & Company, Inc. as its financial advisor, the arrangements with which have been disclosed to PIE prior to the date hereof.

     Section 3.18 Customers and Suppliers. To the Knowledge of FEI, no material customer or supplier of FEI's Business will cease or substantially reduce the business conducted with FEI after, or as a result of, the consummation of the Transaction contemplated hereby.

     Section 3.19 Voting Agreement. The shareholders of FEI listed on Annex 3.19(a) have duly executed voting agreements in substantially the form attached hereto as Annex 3.19(b), pursuant to which such shareholders have agreed to vote their shares at the Shareholders Meeting to approve and adopt this Agreement, including the Transaction and the issuance of Shares contemplated hereby, and to approve an increase in the number of shares of Common Stock authorized for issuance from 15 million to 21.5 million.

     Section 3.20 Press Releases. FEI has provided to PIE a copy of each press release distributed by FEI or its Subsidiaries since the Audit Date.

     Section 3.21 Industrial Security Clearances. Neither FEI, its Subsidiaries nor any of its employees has or is required to have any industrial security clearance relating to classified information and none is needed for purposes of any Contract with any United States government department, agency or instrumentality or, any subcontract under such a Contract.

     Section 3.22 Other Information. The information furnished by FEI in this Agreement, the Annexes hereto, the Disclosure Schedule and in any certificate executed or delivered pursuant hereto by or on behalf of FEI is not materially false or misleading and does not contain a misstatement of a material fact or omit to state any material fact required to be stated in order to make the statements herein and therein not misleading.

     Section 3.23 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither FEI nor any other Person makes any other express or implied representation or warranty on behalf of FEI.


                                ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PIE

     PIE hereby represents and warrants, and Philips hereby represents and warrants with respect to Sections 4.1, 4.2, 4.3, 4.6 and 4.15 only, that:

     Section 4.1 Organization, Good Standing and Qualification. Each of Philips and PIE, and the PEO Group is or, with regard to the PEO Group, will be at Closing, a corporation duly organized, validly existing and in good standing, to the extent such concept or analogous concepts exist in the applicable jurisdiction, under the laws of its respective jurisdiction of organization and has, or will have at Closing, all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is, or will be at Closing, qualified to do business and in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a PEO Material Adverse Effect. PIE has made available to FEI a complete and correct copy of PIE's Articles of Association, as amended to date. Prior to the Closing, PIE will have made available to FEI a complete and correct copy of the Certificate of Incorporation of PEO-US, the Articles of Association of PEO Holdings and, with respect to its Subsidiaries, their equivalents, and such Articles of Association and such equivalents, so delivered are in full force and effect. Section 4.1 of the Disclosure Schedule contains a correct and complete list of each jurisdiction where any corporation in the PEO Group is organized. At Closing, PEO- US and PEO Holdings, to the extent a concept equivalent to due qualification exists in jurisdictions in which it operates, will be duly qualified to transact business in each jurisdiction in which failure to so qualify would result in a PEO Material Adverse Effect.

     Section 4.2 Corporate Authority and Approval.

          (a) Philips and PIE have all requisite corporate power and authority and have taken all corporate action necessary in order to execute, deliver and perform their obligations under this Agreement and to consummate the Transaction. The obligations of Philips and PIE contained in this Agreement are valid and legally binding obligations of Philips and PIE enforceable against Philips and PIE, respectively, in accordance with its terms.

          (b) The board of management of PIE has duly approved this Agreement and the Transaction and the board of management of Philips has duly approved the Restructuring and Transaction.

     Section 4.3 Governmental Filings; No Violations.

          (a) Except as set forth on Schedule 4.3 and other than the filings and/or notices (i) under the HSR Act, (ii) pursuant to the Exon-Florio Amendment, (iii) pursuant to ISRA, and (iv) any filings, consents, registrations, approvals, permits or authorizations required in connection with the Restructuring all of which have been or will be timely made or obtained, no notices, reports or other filings are required to be made by Philips or PIE with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Philips or PIE from any Governmental Entity, in connection with the execution and delivery of this Agreement by Philips and PIE and the consummation by Philips and PIE of the Transaction contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a PEO Material Adverse Effect or prevent, materially delay or materially impair the ability of Philips or PIE to consummate the Transaction or the Restructuring contemplated by this Agreement.

          (b) The execution, delivery and performance of this Agreement by Philips and PIE do not, and the consummation by Philips and PIE of the Restructuring and the Transaction contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the Certificate of Incorporation of PEO-US or Articles of Association of Philips, PIE or PEO Holdings or their equivalents in the case of PEO Holdings' Subsidiaries or (ii) a breach or violation of, or a default under, the acceleration of any obligations or the creation of any Encumbrance on any of the assets used in the PEO Business of PIE, or the PEO Group (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon PIE or any corporation in the PEO Group or any Law or governmental or non-governmental permit or license to which PIE or any corporation in the PEO Group is subject except, in the case of clause (ii) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to prevent, materially delay or materially impair the ability of PIE to consummate the Restructuring and the Transaction contemplated by this Agreement.

     Section 4.4 Capital Stock. Prior to Closing, PIE will directly own all of the outstanding capital stock of PEO Holdings and PEO-US, in each case, free and clear of all Encumbrances. There are no preemptive or other outstanding rights, options, warrants, conversion rights or agreements or commitments to issue or sell any shares of capital stock or other equity interest of any such entity or any securities or obligations convertible into or exchangeable for, or giving any Person a right to subscribe for or acquire, any shares of capital stock or other equity interest of PEO Holdings or PEO-US, and no securities or obligations evidencing such rights are outstanding. Prior to Closing each of the outstanding shares of capital stock or other securities of each of PEO Holdings' Subsidiaries and of PEO-US will be duly authorized, validly issued, fully paid and nonassessable and all of the securities of PEO Holdings' Subsidiaries are owned, directly or indirectly, by PEO Holdings, free and clear of all Encumbrances.

     Section 4.5 PEO Financial Statements. Each of the consolidated balance sheets included in or incorporated by reference into the PEO financial statements for the PEO Business for the years ended December 31, 1993, 1994 and 1995 and the nine months ended September 30, 1996 (including the related notes and schedules) (the "PEO Financial Statements") was audited by KPMG Accountants and fairly presents the consolidated financial position of the PEO Business as of its date and each of the consolidated statements of operations, cash flows and stockholders' equity included in or incorporated by reference into the PEO Financial Statements fairly presents the results of operations, changes in cash flows and stockholders' equity, as the case may be, of the PEO Business for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. The PEO Financial Statements were made available to FEI prior to the date hereof.

     Section 4.6 Employee Benefits.

          (a) Compensation and Benefit Plans. A copy of each Compensation and Benefit Plan that covers Employees (the "PEO Compensation and Benefit Plans") and any trust agreement or insurance contract forming a part of the PEO Compensation and Benefit Plans has been made available for inspection locally by FEI prior to the date hereof. All pension arrangements Philips and PIE have in place covering current or former Non-U.S. Employees are set forth in Section 4.6(a) of the Disclosure Schedule. Philips and PIE have complied with the terms and conditions of these arrangements.

          (b) Acceleration and Vesting. Except as set forth in Section 4.6(b) of the Disclosure Schedule, the consummation of the Transaction contemplated by this Agreement will not (i) entitle any Employees to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of PEO Compensation or Benefit Plans as in effect as of the date hereof or (iii) result in any breach or violation of, or a default under, any of the PEO Compensation and Benefit Plans.

          (c) U.S. Employee Benefits. (i) All PEO Compensation and Benefit Plans covering U.S. Transferred Employees ("U.S. PEO Compensation and Benefit Plans") are in substantial compliance with all applicable law, including the Code and ERISA. Each U.S. PEO Compensation and Benefit Plan that is a Pension Plan and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and to the Knowledge of PEO, there are no circumstances likely to result in revocation of any such favorable determination letter.

          (ii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the PEO Business or any corporation in the PEO Group with respect to any U.S. PEO Compensation and Benefit Plan which is an ongoing, frozen or terminated "single-employer plan", within the meaning of

Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of an ERISA Affiliate. No corporation in the PEO Group has incurred and none expect to incur any withdrawal liability under Subtitle E to Title IV of ERISA with respect to a multiemployer plan contributed to by them or by an ERISA Affiliate. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any U.S. PEO Compensation and Benefits Plan which is a Pension Plan within the 12-month period ending on the date hereof or will be required to be filed in connection with the transaction contemplated by this Agreement.

     (iii) Except as set forth in Section 4.6(c)(iii) of the Disclosure Schedule, all contributions required to be made under the terms of any U.S. PEO Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected on the PEO Financial Statements. No U.S. PEO Compensation and Benefit Plan which is a Pension Plan has an "accumulated funding deficiency" (whether or not waived) with respect to the PEO Business within the meaning of Section 412 of the Code or Section 302 of ERISA. No member of the Philips Group has provided, or is required to provide security, in respect of the U.S. PEO Compensation and Benefit Plans pursuant to Section 401(a)(29) of the Code.

     (iv) Except as set forth in Section 4.6(c)(iv) of the Disclosure Schedule, no corporation in the PEO Group will have at Closing any obligations for retiree health and life benefits under any U.S. PEO Compensation and Benefit Plan in respect of the Employees that would be material to the PEO Business.

     (d) Non-U.S. Employee Benefits. (i) All PEO Compensation and Benefit Plans covering current or former Non-U.S. Employees comply in all material respects with applicable local law.

     (ii) Neither Philips nor PIE have ever received any letter or other communication from an industry wide pension fund claiming compulsory participation of current or former Non-U.S. Employees in any of its pension arrangements, and Philips and PIE each represent and warrant that each of them have no reason to believe that either of them will receive such a letter, communication or claim as a result of the Restructuring or the Transaction.

     Section 4.7 Absence of Certain Changes. Except as set forth in Section
4.7 of the Disclosure Schedule and other than as has been or shall be required or contemplated in connection with the Restructuring, since September 30, 1996 the PEO Business has been conducted in, and no material transaction has been engaged in other than according to, the ordinary and usual course of such business and there has not been (i) any change in the financial condition, properties, prospects, business or results of operations of the PEO Business or any development or combination of developments affecting the PEO Business to the Knowledge of PIE, except those changes, developments or combinations of developments that, individually or in the aggregate, are not reasonably likely to have a PEO Material Adverse Effect or (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the PEO Business, whether or not covered by insurance.

     Section 4.8 Litigation and PEO Liabilities. Except as disclosed in
Section 4.8 of the Disclosure Schedule, there are no (i) Proceedings pending or, to the Knowledge of PIE, threatened against or affecting the PEO Business or any corporation in the PEO Group or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law environmental and occupational safety and health matters, or any other facts or circumstances to the Knowledge of PIE that could result in any claims against, or obligations or liabilities of, the PEO Business, the PEO Assets, or any corporation in the PEO Group, except for those that are not, individually or in the aggregate, reasonably likely to have a PEO Material Adverse Effect.

     Section 4.9 Compliance with Laws; Permits. Except as disclosed in
Section 4.9(a) of the Disclosure Schedule, the PEO Business has not been, and is not being, conducted in violation of any applicable Laws except for any such violations which have not had or are not reasonably likely, individually or in the aggregate, to have a PEO Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the PEO Business, or any corporation in the PEO Group is pending or, to the Knowledge of PIE, threatened, nor has any Governmental Entity indicated an intention to conduct the same other than routine investigations occurring in the ordinary course of business. To the Knowledge of PIE, no material change is required in the processes, properties or procedures of the PEO Business or any corporation in the PEO Group in connection with any such Laws, and PIE has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. Except as set forth in Section 4.9(b) of the Disclosure Schedule, the PEO Business has, and, prior to Closing, the PEO Group will have, all material permits, licenses, trademarks, service marks, franchises, variances, exemptions, orders and other Governmental Authorizations, consents and approvals necessary to conduct its business as currently conducted.

     Section 4.10 Environmental Matters. Except as disclosed in the Section
4.10 of the Disclosure Schedule and except for such matters that, alone or in the aggregate, are not reasonably likely to have a PEO Material Adverse
Effect: (i) to the Knowledge of PIE, the PEO Business and the PEO Group have complied with all applicable Environmental Laws; (ii) to the Knowledge of PIE, the properties currently owned by or operated for the PEO Business and the PEO Group (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances requiring remediation under applicable Environmental Laws; (iii) to the Knowledge of PIE, the properties formerly owned or operated for the PEO Business were not contaminated by the PEO Business with Hazardous Substances during the period of ownership or operation by the PEO Business requiring remediation under applicable Environmental Laws; (iv) to the Knowledge of PIE, the PEO Group is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) the PEO Business and the PEO Group have not received any notice, demand, letter, claim or request for information alleging that the PEO Business or the PEO Group may be in violation of or liable under any Environmental Law; (vi) the PEO Business and the PEO Group are not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity relating to liability under any Environmental Law or relating to Hazardous Substances; and (vii) to the Knowledge of PIE, there are no circumstances or conditions involving the PEO Business, the PEO Assets or the PEO Group that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property used in the PEO Business or by the PEO Group.

     Section 4.11 Labor Matters. All material collective bargaining agreements, contracts, and other agreements and understandings with a labor union or organization are set forth in Section 4.11 of the Disclosure Schedule. As of the date hereof neither the PEO Business nor any corporation in the PEO Group is the subject of any material proceeding asserting that either the PEO Business or any corporation in the PEO Group has committed an unfair labor practice nor is there pending or, to the Knowledge of PIE, threatened, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the PEO Business and the PEO Group.

     Section 4.12 Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained for the PEO Business and the PEO Group are with reputable insurance carriers and provide reasonable coverage for all normal risks incident to the PEO Business and the PEO Group and their respective properties and assets and will continue in effect at and subsequent to Closing at FEI's cost.

     Section 4.13 Takeover Statutes. No Takeover Statute is, or at the Closing will be, applicable to PEO Holdings or PEO-US.

     Section 4.14 Taxes. No corporation in the PEO Group will have at Closing any liability with respect to income or similar Taxes or, in the case of the PEO Business in the U.S., franchise Taxes that accrued on or before December 31, 1995 in excess of the amounts accrued in respect thereto that are reflected in the PEO Financial Statements. The PEO Financial Statements reflect an adequate reserve for all taxes payable by the PEO Group for all taxable periods and portions thereof through the date of such financial statements. No corporation in the PEO Group will have at Closing or thereafter any income tax liability resulting from the Restructuring. No corporation in the PEO Group will be at Closing a party to or be bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority). No corporation in the PEO Group will have any legal liability for any Tax imposed on any entity not in the PEO Group, except for customs duties and value added taxes incurred in the ordinary course of business by the PEO Business and paid for their account by Nederlandse Philips Bedrijven B.V. None of the assets of the PEO Group are subject to any Encumbrances that arose in connection with any failure or alleged failure to pay any Tax.

     Section 4.15 Intellectual Property.

          (a) To the Knowledge of Philips, the Philips Group owns, or is licensed or otherwise possesses legally enforceable rights to use all Intellectual Property and tangible or intangible proprietary information or materials that are used in the PEO Business as currently conducted, except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have a PEO Material Adverse Effect, all of which, upon closing of the Transaction, may be used and exploited in the PEO Business. Section 4.15(a) of the Disclosure Schedule sets forth a list of all current patents, patent applications, registered trademarks, registered service marks, readily identifiable common law trademarks, trademark or service mark applications, originated in and having their principal commercial use within the PEO Business.

          (b) Except as disclosed in Section 4.15(b) of the Disclosure Schedule or as is not reasonably likely to have a PEO Material Adverse
Effect:

     (i) to the Knowledge of Philips, the PEO Business and the PEO Group are not, nor will be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which the PEO Business or any corporation in the PEO Group is a party and pursuant to which the PEO Business or any corporation in the PEO Group is authorized to use any Third-Party Intellectual Property;

     (ii) no claims with respect to any Intellectual Property used by the PEO Business or any corporation in the PEO Group (the "PEO
     Intellectual Property"), any trade secret material to the PEO Business or any corporation in the PEO Group, or

     Third-Party Intellectual Property to the extent arising out of any use, reproduction, or distribution of such Third-Party Intellectual Property by or through the PEO Business or the PEO Group, are currently pending or, to the Knowledge of Philips, are overtly threatened by any person;

     (iii) to the Knowledge of Philips there are no valid grounds for any bona fide claims (A) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the PEO Business or the PEO Group, infringes on any copyright, patent, trademark, service mark, or trade secret; (B) against the use by the PEO Business or the PEO Group of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how, or computer software programs and applications used in the PEO Business or the PEO Group as currently conducted or as proposed to be conducted; (C) challenging the ownership, validity, or effectiveness of any of the PEO Intellectual Property or other trade secret material to the PEO Business; or (D) challenging the license or legally enforceable right to use of the Third-Party Intellectual Property by the PEO Business or the PEO Group;

     (iv) to the Knowledge of Philips, all patents, registered trademarks and service marks, and copyrights originated in and having their principal commercial use within the PEO Business, are valid, enforceable and subsisting; and

     (v) to the Knowledge of Philips, there is no material unauthorized use, infringement or misappropriation of any of the PEO Intellectual Property by any third party, including any employee or former employee of the PEO Business.

     Section 4.16 Contracts. Section 4.16 of the Disclosure Schedule sets forth a list, as of the date hereof, of each written Contract that, to the Knowledge of PIE, is related to the PEO Business (other than (i) purchase orders in the ordinary and usual course of business involving less than $1,000,000, (ii) sales orders in the ordinary and usual course of business involving less than $2,000,000, (iii) any Contract involving the payment of less than $500,000 in the aggregate or that is terminable by the PEO Business without penalty or other expense on 60 days' notice or less, (iv) confidentiality agreements entered into in the usual course of business,
(v) employment agreements covering Non-U.S. Employees (other than contracts with key Non-U.S. Employees), (vi) trademark agreements and (vii) service maintenance agreements in the ordinary and usual course of business). Except for patent licenses, Section 4.16 of the Disclosure Schedule does not omit any Contract (written or oral) that is material to the PEO Business. Except as set forth in Section 4.16(ii) of the Disclosure Schedule, each Contract that is material to the PEO Business as currently conducted is a valid and binding agreement of the Philips Affiliate which is a party thereto and is in full force and effect. To the Knowledge of PIE, there is no material default by the other party to or any event, occurrence or circumstance which, upon the passage of time or the giving of notice or both, would result in a material default under any Contract that is material to the PEO Business as currently conducted, which default or potential default has not been cured or waived.

     Section 4.17 Brokers and Finders. Neither PIE nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Transaction or the other transactions contemplated in this Agreement.

     Section 4.18 Customers and Suppliers. To the Knowledge of PIE, no material customer or supplier of the PEO Business will cease or substantially reduce the business conducted with the PEO Business after, or as a result of, the consummation of the Transaction contemplated hereby.

     Section 4.19 PEO Assets and PEO Liabilities.

          (a) Except as set forth in Section 4.19(a) of the Disclosure Schedule, PIE will duly transfer to the PEO Group, and as of the Closing Date, the PEO Group will own, directly or indirectly, all right, title and interest in and to all of the assets (the "PEO Assets") and will assume all of the liabilities of the PEO Business (the "PEO Liabilities") prior to the Closing Date.

          (b) Except for the Excluded Business and as set forth in Section 4.19(a) of the Disclosure Schedule, the PEO Assets, together with any Transitional Services contemplated hereby, comprise all of the assets necessary to conduct the PEO Business as currently conducted and at Closing will include, without limitation, all of the assets purchased pursuant to the Electro-Scan Purchase Agreement. Section 4.19(b) of the Disclosure Schedule contains a list of substantially all of the Employees to be transferred pursuant to this Agreement.

     Section 4.20  Shared Assets; Title to and Condition of Property.

          (a) Section 4.20(a) of the Disclosure Schedule sets forth a list of (i) shared facilities that are used in connection with the PEO Business and with other operations of PIE or PIE's other Affiliates or (ii) services provided to the PEO Business by PIE or any of PIE's other Affiliates.

          (b) Section 4.20(b) of the Disclosure Schedule sets forth a list of the Leased Real Property as of the date hereof. PIE or its Affiliates have, and at Closing PEO Holdings will have, good title to, or with respect to the Leased Real Property a valid and binding leasehold interest in, the property used in the PEO Business, free and clear of all Encumbrances, except (i) as set forth in Section 4.20(b) of the Disclosure Schedule, (ii) liens for Taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, (iii) original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iv) other liens incurred in the ordinary course of business which, individually or in the aggregate, do not secure liabilities of $250,000 or more, (v) with respect to real property, easements, quasi-easements, licenses, covenants, rights-of-way, zoning, building and other similar restrictions that are not material to the PEO Business or to the operations or condition of the property so encumbered (all items included in (i) through (v), together with any matter set forth in Section 4.20(b) of the Disclosure Schedule, are referred to collectively herein as the "Permitted Encumbrances").

     (c) The leases described on Section 4.20(b) of the Disclosure Schedule constitute all of the leases under which PIE or its Affiliates holds a leasehold interest in real estate that is used in the PEO Business. Except as set forth on Section 4.20(b) of the Disclosure Schedule, the leases described thereon are in full force and effect. PIE has made available for inspection locally by FEI complete and accurate copies of each of the leases described on Section 4.20(b) of the Disclosure Schedule and none of such leases has been modified in any material respect, except to the extent that such modifications are disclosed by the copies made available to FEI.

     (d) Except as set forth on Section 4.20(d) of the Disclosure Schedule, the uses for which the Leased Real Property are zoned do not restrict, or in any manner impair, the use thereof for purposes of the PEO Business, as currently conducted, other than restrictions which, individually or in the aggregate, would not materially impair the use of the Leased Real Property in the PEO Business as currently conducted.

     (e) All of the material machinery, equipment and other tangible personal property and assets at or upon any Leased Real Property are in satisfactory condition for use in the ordinary course of the PEO Business consistent with the past practice of the PEO Business, and PIE or its Affiliates have performed regular maintenance on such machinery, equipment and other tangible personal property in accordance with their past practice (giving due account to the age and length of use of the same, ordinary wear and tear excepted).

     (f) PIE and its Affiliates have not received any notice of any violation of any applicable zoning, building code or subdivision ordinance or other Laws, or requirements relating to the operation of the Leased Real Property or any of the other PEO Assets (including, without limitation, applicable occupational health and safety laws and regulations) or any condemnation, eminent domain or any other Proceedings with respect to or any of the PEO Assets, other than violations or requirements which, individually or in the aggregate, would not have a PEO Material Adverse Effect.

     Section 4.21 Securities Act. PIE is acquiring the Shares for its own account and not with a view to their distribution within the meaning of
Section 2(11) of the Securities Act in any manner that would be in violation of the Securities Act. PIE understands each certificate representing the Shares shall bear legends in the following form:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

     Section 4.22 Press Releases. PIE has provided to FEI a copy of each press release with respect to the PEO Business distributed by PIE or its Affiliates since December 31, 1995.

     Section 4.23 Industrial Security Clearances. The PEO Business is not required to have, and does not have, and at Closing the PEO Group will not be required to have, any industrial security clearance relating to classified information and none is needed for purposes of any Contract with any United States government department, agency or instrumentality or, any subcontract under such a Contract.

     Section 4.24 Other Information. The information furnished by PIE in this Agreement, the Annexes hereto, the Disclosure Schedule and in any certificate executed or delivered pursuant hereto by or on behalf of PIE is not materially false or misleading and does not contain a misstatement of a material fact or omit to state any material fact required to be stated in order to make the statements herein and therein not misleading.

     Section 4.25 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, none of Philips, PIE, any corporation in the PEO Group nor any other Person makes any other express or implied representation or warranty on behalf of PIE or any corporation in the Philips Group or the PEO Group.

                                 ARTICLE V
                                 COVENANTS

     Section 5.1 Interim Operations. FEI covenants and agrees as to itself and its Subsidiaries, and PIE covenants and agrees as to the PEO Group and the PEO Business that after the date hereof and prior to the Closing (unless the other party shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed), except as otherwise expressly contemplated by this Agreement or in connection with the
Restructuring:

          (a) its business and that of its Subsidiaries shall be conducted in the ordinary and usual course and they and their Subsidiaries shall use their respective best efforts to preserve their business organizations intact and maintain their existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

          (b) they shall not (i) issue, sell, pledge, dispose of or encumber any capital stock owned by them in any of their Subsidiaries; (ii) amend their Articles of Association, certificate of incorporation or by-laws; (iii) split, combine or reclassify their outstanding shares of capital stock; (iv) declare, set aside or pay any dividend or make any distribution payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly-owned Subsidiaries; or (v) repurchase, redeem or otherwise acquire, or permit any of their Subsidiaries to purchase or otherwise acquire, any shares of their capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

          (c) neither they nor any of their Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of their capital stock of any class or any Voting Debt or any other property or assets (other than, in the case of FEI, shares of Common Stock issuable without further action of FEI's board of directors pursuant to options outstanding on the date hereof under the Stock Option Plan); (ii) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of their Subsidiaries) or incur or modify any material indebtedness or other liability; (iii) except as disclosed in budgets provided to the other party hereto prior to the date hereof, make any commitments for, make or authorize any capital expenditures other than in the ordinary and usual course of business and in amounts less than $50,000 individually and $250,000 in the aggregate or, by any means, make any acquisition of, or investment in, assets or stock of any other Person or entity; or (iv) enter into any joint venture, merger or other similar agreement with any Person;

          (d) except for grants of options, consistent with FEI's past practice, pursuant to its Stock Option Plan to purchase no greater than 5,000 shares of Common Stock, neither they nor any of their Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans, or increase the salary, wage, bonus or other compensation of any employees except increases occurring in the ordinary and usual course of business in accordance with established past practice (which shall include normal periodic performance reviews and related compensation and benefit increases);

          (e) neither they nor any of their Subsidiaries shall settle or compromise any material claims or litigation or, except in the ordinary and usual course of business modify, amend or terminate any of their material Contracts or waive, release or assign any material rights or claims;

          (f) neither they nor any of their Subsidiaries shall make any Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be cancelled or terminated except in the ordinary and usual course of business;

          (g) neither they nor any of their Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

     Section 5.2 Acquisition Proposals. Each of FEI and PIE agrees that neither it nor any of its Affiliates nor any of the officers and directors of it or its Affiliates shall, and that it shall direct and use its best efforts to cause its and its Affiliates' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) with knowledge of the transactions contemplated hereby not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, it or any of its Subsidiaries that are the subject of this Transaction (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). FEI and PIE each further agrees that neither it nor any of its Affiliates nor any of the officers and directors of it or its Affiliates shall, and that it shall direct and use its best efforts to cause its and its Affiliates' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Affiliates) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent either FEI or PIE or their respective boards of directors from, as applicable, (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the board of directors receives from the Person so requesting such information an executed confidentiality agreement on terms no less protective of the confidential information of FEI or the PEO Business than those contained in the Confidentiality Agreement (attached as Annex 5.2);
(C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (D) in the case of FEI, recommending such an Acquisition Proposal to the shareholders of FEI or in the case of PIE, entering into an agreement with respect to such an Acquisition Proposal if and only to the extent that, in each such case referred to in clause (B), (C) or (D) above, (i) the board of directors of FEI or PIE, as the case may be, determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) in each case referred to in clause (C) or (D) above, the board of directors of FEI or PIE, as the case may be, believes in good faith (after consultation with its financial advisor) that such Acquisition Proposal is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to FEI's shareholders or to PIE and, as applicable, its Affiliates from a financial point of view than the Transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"). FEI and PIE each agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. FEI and PIE each agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 5.2 of the obligations undertaken in this Section 5.2. FEI and PIE each agrees that it will notify the other immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep PIE or FEI, as the case may be, informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. FEI and PIE each also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with such Person's consideration of acquiring it or any of its Subsidiaries that are the subject of this Transaction to return all confidential information heretofore furnished to such Person by or on behalf of FEI or PIE, as the case may be, or any Subsidiaries of either of them that are the subject of this Transaction.

     Section 5.3  Information Supplied.

     (a) FEI agrees, as to itself and its Subsidiaries that (i) none of the information, except for such information to be provided by PIE pursuant to
Section 5.3(b) below, to be included or incorporated by reference in the proxy statement (including any amendments or supplements thereto, the "Proxy Statement") used in connection with the Shareholder's Meeting will, at the time the Proxy Statement is published and mailed to FEI's Shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement will not, at the date of mailing to shareholders and at the times of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent any such untrue statement is provided by PIE pursuant to Section 5.3(b) below or such omission is directly caused by PIE's breach of its covenant in Section 5.3(b) below.

     (b) PIE agrees to provide to FEI in writing all material information required by Law to be included in the Proxy Statement that cannot reasonably be provided by FEI or its Subsidiaries because such information is exclusively within the control and Knowledge of PIE or its Affiliates (such information, the "PIE Information"). PIE agrees, as to itself and its Affiliates, that none of the PIE Information supplied by it for inclusion in the Proxy Statement will, at the time the Proxy Statement is published and mailed to FEI's shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. PIE further agrees to supply such additional PIE Information to FEI for inclusion in the Proxy Statement if, in light of circumstances occurring subsequent to the time the Proxy Statement is published and mailed, such additional PIE Information is necessary in order that the PIE Information in the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Section 5.4 Shareholders Meeting. Subject to fiduciary obligations under applicable law, FEI will take, in accordance with applicable law and its certificate and by-laws, all action necessary to convene a meeting of holders of its Common Stock (the "Shareholders Meeting") as promptly as practicable to consider and vote upon the approval and adoption of this Agreement, including the Transaction and the issuance of Shares contemplated thereby and to approve an increase in the number of shares of Common Stock authorized for issuance from 15 million to 21.5 million. Subject to fiduciary obligations under applicable law, FEI's board of directors shall recommend such approval and shall take all lawful action to solicit such approval.

     Section 5.5 Filings; Other Actions; Notification.

          (a) FEI shall promptly prepare and file with the SEC the Proxy Statement, shall promptly respond to any SEC comments thereon and shall, as soon as practicable thereafter, mail the Proxy Statement to the shareholders of FEI. Subsequent to mailing the Proxy Statement, FEI shall promptly amend or supplement the Proxy Statement, if the information in it is required by law to be amended or supplemented or if such an amendment or supplement is otherwise necessary, proper or advisable in light of the terms hereof. FEI shall use its reasonable efforts to obtain all necessary state securities law or "blue sky" permits and approvals required in connection with the Transaction contemplated by this Agreement and will pay all expenses incident thereto. FEI shall also use its best efforts to comply with all NASDAQ rules applicable to the Transaction and shall use its best efforts to obtain the approvals necessary for the Shares to be quoted on the NASDAQ National Market System.

          (b) FEI and PIE shall cooperate with each other and use (and shall cause their respective Affiliates to use) their respective reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the Restructuring and the Transaction contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all permits, consents, approvals and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Restructuring and the Transaction as contemplated by this Agreement. Subject to applicable laws relating to the exchange of information, FEI and PIE shall have the right to review in advance all the information relating to PIE or FEI, as the case may be, and any of their respective Affiliates, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of FEI and PIE shall act reasonably and as promptly as practicable.

          (c) FEI and PIE each shall, upon request by the other, furnish the other with all information concerning itself and as applicable, its Affiliates, directors, officers and, shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of PIE, FEI or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Transaction and the transactions contemplated by this Agreement.

          (d) FEI and PIE each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by PIE or FEI, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Transaction contemplated by this Agreement. FEI and PIE each shall give prompt notice to the other of any change that is reasonably likely to result in an FEI Material Adverse Effect or PEO Material Adverse Effect, respectively.

     Section 5.6 Access. Upon reasonable notice, and except as may otherwise be required by applicable law, each of FEI and PIE shall (and shall cause its Affiliates to) afford the other's officers, employees, counsel, accountants and other authorized representatives ("Representatives") access, during normal business hours throughout the period prior to the Closing, to the properties, books, contracts and records of FEI and of the PEO Business and the PEO Group, respectively, and, during such period, each shall (and shall cause its Affiliates to) furnish promptly to the other all information concerning the business, properties and personnel of FEI and the PEO Business, respectively, as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by FEI, PIE or the PEO Group, and provided, further, that the foregoing shall not require FEI or PIE to permit any inspection, or to disclose any information, that in the reasonable judgment of FEI or PIE, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if FEI or PIE, as the case may be, shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to a designated officer of FEI or PIE, as the case may be, or such Person as may be designated by such officer. All such information shall be governed by the terms of the Confidentiality Agreement.

     Section 5.7 Publicity. FEI and PIE shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Transaction contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any interdealer quotation service) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any interdealer quotation service.

     Section 5.8 U.S. Transferred Employees.

          (a) Effective as of the Closing Date, FEI shall, or shall cause PEO-US to, continue to employ all employees of the PEO Business on the U.S. payroll, excluding expatriate employees (the "U.S. Transferred Employees"), in comparable positions, and as of the Closing Date, FEI shall provide the U.S. Transferred Employees with the same Compensation and Benefit Plans, programs and policies and fringe benefits (including post-employment welfare benefits) provided from time to time by FEI to its similarly situated employees, it being understood, that notwithstanding the foregoing, FEI will maintain a severance plan for the U.S. Transferred Employees that is no less favorable than the severance plan provided to the employees of the PEO Business immediately prior to the Closing Date. U.S. Transferred Employees shall be given credit for all service with the PEO Business (or service credited by PENAC, PIE or its Subsidiaries) under (i) all employee benefit plans, programs and policies, and fringe benefits of FEI or its Subsidiaries in which they become participants for purposes of eligibility, vesting, waiting periods and benefit accrual and (ii) severance plans and vacation plans for purposes of calculating the amount of each U.S. Transferred Employee's severance benefits or vacation entitlement.

          (b) Effective as of the Closing Date, all U.S. Transferred Employees shall cease to be covered by the employee welfare benefit plans covering them prior to Closing, including plans, programs, policies and arrangements which provide medical and dental coverage, life and accident insurance, disability coverage, and vacation and severance pay (collectively, "Welfare Plans") except to the extent otherwise provided by the applicable Welfare Plan. PIE or its Affiliates, excluding FEI and its Subsidiaries, shall retain responsibility for providing employees of the PEO Business in the U.S., who terminated employment prior to the Closing Date, and who elected group health coverage required by Section 4980B of the Code ("Continuation Coverage") under the terms of the health plan covering such employees with such Continuation Coverage. Effective as of the Closing Date, FEI shall perform the duties required of a successor employer with respect to Continuation Coverage, including, but not limited to, making such coverage available to the U.S. Transferred Employees on and after the Closing Date upon their termination of employment subsequent to the Closing Date to the extent required by law.

          (c) PIE or its Affiliates, excluding FEI and its Subsidiaries, shall retain responsibility for all Welfare Plan claims incurred by U.S. Transferred Employees prior to the Closing Date (i) under any medical, dental or health plans for treatment or service rendered prior to the Closing Date; (ii) under any life insurance plans with respect to deaths occurring prior to the Closing Date; and (iii) for any other payments or benefits owing prior to the Closing Date under any other Welfare Plans. For purposes of this paragraph, a claim shall be deemed to have been incurred on the date on which medical or other treatment or service was rendered and not the date of the inception of the related illness to injury or the date of submission of a claim related thereto.

          (d) FEI shall include the U.S. Transferred Employees and their dependents and beneficiaries in FEI's medical, dental or health plans as of the Closing Date and FEI shall use its best efforts to cause such plans to waive any preexisting condition limitations and to honor any deductible and out-of-pocket expenses incurred by such U.S. Transferred Employees and their dependents and beneficiaries under PIE's or its Affiliates' medical, dental or health plans during the portion of the calendar year preceding the Closing Date, such deductible and out-of-pocket expenses to be credited by FEI as though such amounts had been paid under FEI Compensation and Benefit Plans, as soon as practicable following the Closing Date.

          (e) FEI and PIE agree to consult with each other in order to comply with any applicable notice requirements under WARN or other similar Law of any jurisdiction relating to any plant closing or mass layoffs or as otherwise required by any such Law.

     Section 5.9 Other Employees.

          (a) Philips shall as of Closing, to the extent permitted under country or local law and regulations, provide for, at the expense of FEI, the continued coverage of all employees of the PEO Business other than the U.S. Transferred Employees (the "Non-U.S. Employees") under the applicable Compensation and Benefit Plans of the Philips Group subsequent to Closing; provided, however, it is expressly understood that (a) such local law and regulations, including any laws and regulations directly governing any PEO Compensation and Benefit Plans may change from time to time, (b) the PEO Compensation and Benefit Plans, including the funding requirements and funding structure thereof and the eligibility requirements for participation therein, may change or be changed by Philips from time to time without prior consultation with, or consent of, the participating corporations in the Philips Group, FEI or the PEO Group (it being understood that no such change shall be made by Philips which would have an adverse effect solely with respect to the Non-U.S. Employees) and (c) no representation is made that any such changes will not occur or that any such change will not require FEI to establish alternative Compensation and Benefit Plans to cover the Non-U.S. Employees. FEI may discontinue participation in the PEO Compensation and Benefit Plans, at any time, to the extent allowable under local law and regulations. If any Non-U.S. Employees should cease to be covered by the Pension Plan within the PEO Compensation and Benefit Plans, then the pension reserves required for the accrued pension rights of the Employees concerned, calculated in accordance with the then applicable valuation formulas for such purposes for the plans concerned, will be transferred by the Philips pension fund to the pension fund or insurance company indicated by FEI, provided that all then applicable approvals have been obtained. Unless otherwise agreed in writing, Non-U.S. Employees will not be eligible to continue their affiliation with the PEO Compensation and Benefit Plans after Philips ceases to Control FEI.

          (b) FEI and PIE agree that PIE's only obligation with regard to Pension Plans covering Non-U.S. Employees is that PIE shall fund, in accordance with the valuation rules for such purposes for the plans concerned, at such times, prior to or after the Closing Date, and in such amounts as are required in respect of such employees' employment prior to the Closing Date. FEI and PIE agree that FEI shall, prior to Closing, have reasonable access to the actuarial assumptions (including relevant historical assumptions and contribution information) used to determine the funded status of the Pension Plans within the PEO Compensation and Benefit Plans.

          (c) FEI and PIE agree that FEI's employees shall continue as employees of FEI following the Closing Date with Compensation and Benefit Plans in the aggregate that are not materially less favorable than FEI Compensation and Benefit Plans in effect on the date hereof and that FEI's employees and employees of PEO Holdings, its Subsidiaries and PEO-US, including in all cases management employees, will, upon Closing, be eligible to participate in the Stock Option Plan or an equivalent incentive compensation plan of FEI in accordance with the terms of any such plan.

          (d) FEI and PIE agree that all employees of the PEO Business in Japan shall remain employees of the Philips entity that currently employs such employees and, upon Closing and thereafter, shall be seconded by contract to FEI.

     Section 5.10 Expenses. FEI shall pay all charges and expenses incurred by it, and PIE shall pay all charges and expenses incurred by it or its Affiliates, in connection with the Transaction and any other transactions contemplated by this Agreement, including without limitation the establishment of PEO Holdings and the Restructuring.

     Section 5.11 Takeover Statute. If any Takeover Statute is or may become applicable to the Transaction or the other transactions contemplated by this Agreement, each of FEI and PIE and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate the effects of such statute or regulation on such transactions.

     Section 5.12 Insurance of PEO Business. To the extent that insurance policies of the PEO Business will not survive the Closing, FEI and PIE shall cooperate to procure effective upon the Closing, insurance policies with respect to all material risks of the

PEO Business, including, without limitation, fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies. Such insurance policies shall be from reputable insurance carriers, shall provide full and adequate coverage for all normal risks incident to the PEO Business and the properties and assets used thereby, and shall be in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards.

     Section 5.13 Distribution and Other Agreements.

          (a) FEI and PIE agree that any distribution/agency agreements between the PEO Business and Affiliates of PIE that are a part of the Excluded Business shall be reduced to writing and entered into substantially in the form of the Distribution Agreement attached as Annex 5.13(a) hereto. Section 5.13(a) of the Disclosure Schedule contains a complete list of all countries where distribution agreements will need to be entered into with respect to the Excluded Business.

          (b) In any case where both the PEO Business and FEI are represented by separate third party distributor/agents in the same country and it is legally impossible to continue with those separate distributor/agents after the Closing Date because of exclusivity obligations existing as of September 4, 1996 or a non-cancelable agreement is in place, FEI and PIE agree to work out a practical solution prior to the Closing Date.

          (c) Immediately after the date of this Agreement, FEI and PIE will approach all of the customers and distributors/agents whose contracts will be assigned to FEI and other third parties who are party to an agreement with the PEO Business, and whom FEI and PIE deem it appropriate to so approach, in order to, where applicable, secure their consent to assignment of their agreements insofar as they relate to the PEO Business. Should one or more of those customers, distributors, agents or other third parties disagree with such assignment or should they continue to hold any company belonging to the Philips Group liable for the performance of such agreements, then FEI and PIE will enter into specific arrangements for each particular case pursuant to which the performance of such agreements after the Closing Date shall be for the risk and account of FEI.

          (d) FEI and PIE agree that Affiliates of Philips shall enter into agreements, on customary terms, with the PEO Group to provide for the provision of services necessary to the PEO Business, whether previously provided by such Affiliates to the PEO Business or otherwise deemed necessary or desirable by each of the parties hereto ("Transitional Services"). Section 5.13(d)(i) of the Disclosure Schedule sets forth a representative list of the Transitional Services. FEI and PIE agree that they shall enter into agreements substantially in the form attached as Annex 5.13(d) hereto prior to Closing for those Transitional Services listed in Section 5.13(d)(i) of the Disclosure Schedule that FEI wishes to continue.

     Section 5.14 Secondary Offering. FEI and PIE hereby agree that within six months after the Closing FEI and PIE shall cooperate with the shareholders of FEI listed in Annex 5.14 (the "Selling Shareholders") in their sale to third parties of up to 1 million shares of Common Stock in such a manner as will effectively result in such Selling Shareholders receiving a reasonable price for the shares sold without undue market discount. If, on the basis of information from or presentations by the Selling Stockholders, the Board of Directors of FEI is satisfied that registration under the Securities Act of the shares to be sold is necessary or will meaningfully improve the marketability of the shares, FEI will use all reasonable efforts to effect such registration in a timely manner. In connection with any such secondary offering (i) the Selling Shareholders shall pay their counsel fees and expenses and all underwriting commissions and discounts for such secondary offering, (ii) the Selling Shareholders (pro rata in proportion to the number of shares sold) and FEI shall split equally any other out-of-pocket expenses of the secondary offering, (iii) no more than two of FEI's officers shall be involved in any road show and related preparations and each such officer need only participate in such road show and related preparations for one week or less, and (iv) neither FEI nor the Selling Shareholders shall request any form of indemnification from FEI, PIE or any member of the Philips Group in connection with such secondary offering.

     Section 5.15 Acht Property.

          (a) Prior to Closing, FEI and PIE or, as appropriate, one of its Affiliates, shall enter into a 10 year lease agreement with respect to the Acht Property on terms (i) substantially equivalent to those reflected in the general conditions of the model lease agreement approved by the Council of Real Property of the real estate brokers association of The Netherlands or in any other form agreed to by FEI and (ii) including the specific terms set forth in Section 5.15(a) of the Disclosure Schedule.

          (b) FEI and PIE hereby agree that prior to the Closing Date, FEI shall have the right to conduct a Phase I environmental audit of the Acht Property to update the most recent environmental survey concerning the Acht Property, provided, however, such environmental audit shall not include any soil sampling or other invasive procedures.

          (c) FEI and PIE hereby agree that subsequent to Closing PIE shall use reasonable efforts to assist FEI to obtain in FEI's name, or the name of any corporation in the PEO Group, any use permits required for the operation of the PEO Business on the Acht Property.

     Section 5.16 Intellectual Property. FEI and PIE hereby agree to enter into, or to cause their respective Affiliates to enter into, the following arrangements with respect to Intellectual Property:

          (a) Patents. (i) In respect of patents and patent applications owned or controlled by Philips, Philips shall grant, subject to all prior commitments, including those set forth in Section 5.16(a)(i) of the Disclosure Schedule, to FEI, PEO-US, PEO Holdings and their then respective direct or indirect wholly owned Subsidiaries a paid-up, royalty-free, non-exclusive, non-transferable right and license, for so long as Philips shall Control FEI, to make, have made, use, sell or otherwise dispose of any products now or hereafter manufactured by or for FEI within the scope of the PEO Business or FEI's Business; provided, however, that the licenses granted in this Section 5.16(a)(i) to any Subsidiaries of FEI shall terminate when such Subsidiary shall cease to be a wholly owned Subsidiary of FEI.

          (ii) Upon termination of Philips' Control of FEI, the patents and patent applications owned and controlled by Philips and originated from and having, within the Philips Group, their principal commercial use in the PEO Business, which are set forth in Section 5.16(a)(ii) of the Disclosure Schedule, shall be transferred by or at the direction of Philips to FEI at FEI's expense subject to (a) prior commitments, and (b) ordinary patent and patent application management from the date hereof to the date of such transfer (which may include withdrawal, cancellation or modification of patents and patent applications) and (c) the Philips Group retaining a free right and license, including the right to sublicense not within the scope of FEI's Business or the PEO Business, to make, have made, use, sell or otherwise dispose of any products not in the scope of FEI's Business or the PEO Business. Upon such termination, the Philips Group will, subject to all prior commitments, also grant to FEI, PEO-US, PEO Holdings and their then respective direct or indirect wholly owned Subsidiaries, on commercially reasonable terms, a non-exclusive non-transferable license without right to sublicense, under all other patents owned or controlled by Philips to make, have made, use, sell or otherwise dispose of any products manufactured at the date of termination, or for which a serious development is going on at the date of termination, by or for FEI or by or for the PEO Group within the scope of FEI's Business or the PEO Business; provided, however, that the licenses granted in this Section 5.16(a)(ii) to any Subsidiaries of FEI shall terminate when such Subsidiary shall cease to be a wholly owned Subsidiary of FEI.

          (iii) Philips and PIE shall not make and shall cause their Affiliates not to make any commitments nor take any other action after the Closing Date that would prevent Philips from fully performing the undertakings described in clause
(ii) above insofar as they relate to transfers or licensing of or under patents or patent applications originated from and having within the Philips Group their principal commercial use in the PEO Business.

          (b) Wordmarks and Tradenames. (i) In respect of the wordmark "Philips" and the Philips shield emblem, it is agreed between the parties that for as long as Philips shall Control FEI, FEI shall be entitled to apply such wordmark and emblem on its products and in any advertising of such products, but not in combination with any other trademark. 60 days after FEI gains knowledge that Philips no longer Controls or will Control FEI, FEI shall cease applying such wordmark and emblem to any products and in any advertising and 120 days after FEI gains knowledge that Philips no longer Controls or will Control FEI, FEI shall not sell any products or distribute any advertising that utilizes such wordmark and emblem; provided, however, that if within 60 days after FEI gains knowledge that Philips no longer Controls or will Control FEI, FEI demonstrates to PIE that ceasing to sell any products and distribute any advertising that utilize such wordmark and emblem within the 120 days described above will cause significant financial detriment to FEI, then FEI and PIE shall agree upon a reasonable extension of such 120 day period taking into account such financial detriment and Philips' corporate policy with respect to such wordmark and emblem. For these purposes trademark license agreements shall be entered into at Closing with FEI and each of the legal entities applying the trademarks to the products. Should at any time Philips not Control the entity operating under any such license, then such license agreement shall forthwith terminate with respect to such entity.

          (ii) Other trademarks and tradenames owned by Philips, insofar as only used for products within the PEO Business, shall be transferred to the PEO Group with the PEO Business, subject to prior commitments listed on
Section 5.16(b)(ii) of the Disclosure Schedule.

          (c) Know-how. Subject to all prior commitments, which will not materially affect the PEO Business as it is now conducted, the PEO Group shall have full rights to all know-how generated within the PEO Business. The PEO Group shall have the same rights as previously held by the PEO Business with respect to all know-how generated by Philips or any of its Affiliates under written contract expressly for the benefit of the PEO Business. The Philips Group will also have the free right to continue to use all such know-how for its purposes, to the extent such know-how is available within the Philips Group at the Closing Date of the Transaction. For know- how utilized within the PEO Business but generated within other parts of the Philips Group, FEI shall be granted, subject to all prior commitments, a paid up royalty free non-exclusive non-transferable license to use such know-how within the scope of FEI's Business and the PEO Business.

          (d) Software. In cases where the PEO Business uses software either itself or as product to be distributed (whether or not embedded in such product), and such software is owned or co-owned by any company within the Philips Group, other than any company transferred to PEO Holdings as part of the PEO Business, Philips will grant to FEI a license in order to enable it to continue to use such software. The license will be paid-up for the current use of the software in its current release to the extent the PEO Business is not already paying a license fee (by way of royalty or otherwise) for such use.

          (e) Cross Licensing. After the Closing Date, FEI shall not be required, without the approval of FEI's board of directors, to participate in any specific cross licensing, pooling or other patent sharing or licensing agreement or arrangement entered into by Philips covering patents and patent applications generated in FEI's Business before the Closing Date or by FEI thereafter which includes in the field of use to which such agreement or arrangement relates FEI's Business or the PEO Business; provided, however, that FEI hereby agrees to participate in broad scope cross license agreements, which are license agreements that apply to several fields of activity of the parties thereto, of which FEI's Business and the PEO Business are beneficiaries without requiring that any field of use exclusion be included with respect to FEI's Business and the PEO Business. FEI and PIE hereby agree that FEI's patents and patent applications will be subject to the existing cross licensing, pooling and other patent sharing or licensing agreements or arrangements of Philips which by their terms would apply to FEI and that in respect of all of its and PEO Group's patents and patent applications FEI will on the Closing Date and thereafter grant to Philips a fully paid up, royalty free non-exclusive right and license, with right to sublicense not within the scope of FEI's Business or the PEO Business, to make, have made, use, sell or otherwise dispose of any product not in the scope of FEI's Business or the PEO Business; provided, however, that with respect to broad scope license agreements of which FEI's Business and the PEO Business are beneficiaries, Philips' right to sublicense shall not be limited to fields of use outside the scope of FEI's Business or the PEO Business.

          (f) Zeiss Claim. FEI and PIE hereby agree that PIE shall not enter into any agreement in respect of the Zeiss Claim that would prevent in any material way FEI or any corporation in the PEO Group from engaging in FEI's Business or the PEO Business.

     Section 5.17 Right to Maintain Percentage Interest. FEI and PIE hereby agree that PIE shall have the right to maintain its percentage interest of the voting securities of FEI in accordance with the terms of this Section
5.17. Until the first instance when Philips' ownership, whether direct or indirect, of the outstanding voting securities of FEI drops below 40%, whenever FEI offers, or has cumulatively offered since the last offer to PIE pursuant to this Section 5.17, more than 0.5% of the then outstanding voting securities to any Person, FEI shall also offer PIE a reasonable opportunity to purchase from FEI at the then market price such number of such voting securities as would enable Philips to maintain its percentage of FEI's voting securities at up to 55% or such lower percentage as is calculated by subtracting from 55 the product of (x) 100 and (y) the number determined by dividing (a) the number of shares of FEI common stock sold by PIE subsequent to the date hereof (less such number of shares of FEI common stock bought subsequent to the date hereof other than pursuant to this
Section 5.17) by (b) the outstanding shares of FEI on the date of any sale of shares by FEI that triggers Philips' right under this Section 5.17.

     Section 5.18 Issuance of Additional Shares.

          (a) FEI and PIE hereby agree that, subject to Section 5.18(b) below, upon the issuance of any shares of Common Stock upon the exercise or conversion of any Right Outstanding at Closing, FEI shall promptly issue to PIE such additional shares of Common Stock (constituting Additional Shares) such that the Shares constitute 55% of the Outstanding Common Stock.

          (b) FEI and PIE agree that FEI shall not be obligated to issue fractional shares of Common Stock pursuant to Section 5.18(a) above. Any fractional shares of Common Stock required to be issued under Section 5.18(a), without regard to this Section 5.18(b), shall be added to all other fractional shares of Common Stock previously not issued to PIE due to this Section 5.18(b) until the sum of such fractional shares equals at least one share of Common Stock, at which time such share of Common Stock shall be issued to PIE.

     Section 5.19 Independent Directors. For a period ending two years after the date of this Agreement, PIE shall, in any election of directors of FEI, vote all shares of voting stock of FEI as to which PIE has voting discretion so as to cause, to the extent possible, FEI's board of directors to have not less than two directors who qualify as "Independent Directors" as that term is defined by Section 6(a) of Part III to Schedule D of the By-laws of the National Association of Securities Dealers, Inc. and PIE hereby agrees that it shall, in the election of directors to occur at the annual meeting of FEI shareholders in April 1997, vote all shares of voting stock of FEI as to which PIE has voting discretion so as to cause, to the extent possible, two persons who shall not be present or prior employees of any Affiliate of Philips other than FEI to be elected directors of FEI.

     Section 5.20 List of PEO Assets. FEI and PIE hereby agree that prior to Closing, PIE shall provide FEI with the asset ledgers of the PEO Business, referred to by the PEO Business as the "MAVA lists", as of a date no less recent than September 30, 1996.

     Section 5.21 Notice of Deconsolidation. FEI and PIE hereby agree that if PIE should ever cease to have the benefit of the financial guarantee issued by Philips to PIE pursuant to Section 403 of Book 2 of the Dutch Civil Code, PIE shall promptly provide FEI notice of such event and, if PIE ceases to have the benefit of such financial guarantee within 18 months following the Closing Date, Philips shall take such action to provide a substitute financial guarantee to the reasonable satisfaction of FEI, including, without limitation, by assigning PIE's obligations under this Agreement to an Affiliate of Philips that is a beneficiary of such financial guarantee pursuant to Section 403 of Book 2.

     Section 5.22 Limitation on Equity Position. For one year following the Closing, PIE agrees not to own, together with other members of the Philips Group, more than 70% of the outstanding Common Stock, except with the consent of FEI as approved by a majority of the directors of FEI who are not affiliates of Philips, or as results from actions by FEI approved by such a majority.

                                 ARTICLE VI
                           CONDITIONS TO CLOSING

     Section 6.1 Conditions to the Obligations of FEI and PIE. The obligations of the parties hereto to effect the Closing are subject to the satisfaction (or waiver) prior to the Closing of the following conditions:

          (a) Shareholders Approval. At the Shareholders Meeting, the shareholders of FEI shall have voted to approve and adopt this Agreement, including the Transaction and the issuance of Shares contemplated hereby and to approve an increase in the number of shares of Common Stock authorized for issuance from 15 million to 21.5 million;

          (b) HSR and Other Antitrust Laws. All required filings under the HSR Act and other applicable Competition Laws shall have been made, all necessary approvals have been obtained and any required waiting period under the laws applicable to the transactions contemplated hereby shall have expired or been earlier terminated. In the case of each country or territory (including, for this purpose the Member States of the European Union) in which FEI or any of its Affiliates or PIE or any of its Affiliates carries on business and in which the implementation of the transactions contemplated by this Agreement will or might give rise to any investigation or other proceeding under the Competition Laws of that country or territory, neither this Agreement nor any of the material transactions contemplated hereby nor any actual or potential consequences thereof shall have been referred to any Governmental Entity having jurisdiction under the Competition Laws of that country or territory for investigation or review pursuant to those Competition Laws and no proceedings with respect thereto shall have been initiated before any such Governmental Entity and be continuing;

          (c) No Injunctions. There shall not (i) be in effect any statute, regulation, order, decree or judgment of any Governmental Entity which makes illegal or which enjoins, prevents in any material respect or imposes any burdensome condition or restriction as a consequence of the consummation of the transactions contemplated by this Agreement or (ii) have been commenced or threatened in writing, and shall be continuing, any action or proceeding by any Governmental Entity which seeks to prevent, enjoin in any material respect or imposes any burdensome condition or restriction as a consequence of the transactions contemplated by this Agreement;

          (d) Consents and Approvals. All Required Approvals shall have been made or obtained and shall not have expired or been rescinded;

          (e) Workers Council. All required employee consultation procedures shall have been pursued to the extent that they can no longer lead to a substantial change or delay in the transactions contemplated hereby;

          (f) NASDAQ Listing. The Shares shall have been approved for quotation on the NASDAQ National Market System; and

          (g) Agreements. Agreements covering the Transitional Services listed in Section 5.13(d)(i) of the Disclosure Schedule that FEI wishes to continue shall have been executed and delivered by the parties thereto.

     Section 6.2 Conditions to the Obligations of PIE. The obligation of PIE to effect the Closing is subject to the satisfaction (or waiver by PIE) prior to the Closing, of the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of FEI contained herein that is qualified by materiality shall be true and correct, and each of the representations and warranties of FEI that is not so qualified shall be true and correct in all material respects, in each case as if made as of the Closing (except that representations and warranties that are made as of a specific date need be true or true in all material respects, as the case may be, only as of such date), and PIE shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of FEI;

          (b) Covenants. The covenants and agreements of FEI to be performed on or prior to the Closing shall have been duly performed in all material respects, and PIE shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of FEI;

          (c) Legal Opinions. PIE shall have received the opinion of Stoel Rives L.L.P., dated as of the Closing Date, addressed to PIE substantially to the effect set forth in Annex 6.2(c) hereto;

          (d) No Material Adverse Effect. Since December 31, 1995, FEI shall not have suffered an FEI Material Adverse Effect and PIE shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of FEI;

          (e) Duly Executed Proxy and Required Approval. FEI, shall have duly obtained the necessary shareholder approval under the relevant Laws;

          (f) FEI's Board of Directors and Officers. FEI shall have taken such actions so that upon Closing, FEI's board of directors shall be composed of the nine persons listed on Annex 6.2(f)(i) and, the officer positions at FEI shall be held by the persons listed opposite such positions on Annex 6.2(f)(ii); and

          (g) Receipt of Shares. PIE shall have received from FEI a certificate evidencing the Definite Shares.

     Section 6.3 Conditions to the Obligations of FEI. The obligation of FEI to effect the Closing is subject to the satisfaction (or waiver) prior to the Closing of the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of PIE contained herein that is qualified by materiality shall be true and correct, and each of the representations and warranties of PIE that is not so qualified shall be true and correct in all material respects, in each case as if made as of the Closing (except that representations and warranties that are made as of a specific date need be true or true in all material respects, as the case may be, only as of such date), and FEI shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of PIE;

          (b) Covenants. The covenants and agreements of PIE to be performed on or prior to the Closing shall have been duly performed in all material respects, and FEI shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of PIE;

          (c) Legal Opinions. FEI shall have received the opinion, dated as of the Closing Date, of each of a member of the law department of Philips and, as to the binding and enforceable nature of this Agreement, of Sullivan & Cromwell, addressed to FEI substantially to the effect set forth in Annex 6.3(c) hereto;

          (d) No Material Adverse Effect. Since June 30, 1996, the PEO Business shall not have suffered a PEO Material Adverse Effect and FEI shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of PIE;

          (e) Employment Agreements. Employment agreements in substantially the form attached hereto as Annex 6.3(e) shall have been entered into with up to seven key employees and management representatives of FEI;

          (f) Cash Contribution to the PEO Assets. The PEO Assets shall include a total of $8,000,000 in cash; and

          (g) PEO Stock. FEI shall have received from PIE or its Affiliates the conveyance of all right, title and interest in and to the PEO Stock by the due execution of a notarial deed of transfer in accordance with Netherlands law and shall have received the PEO-US Certificates.

                                ARTICLE VII
                         SURVIVAL; INDEMNIFICATION

     Section 7.1 Survival. All of the representations and warranties of FEI and PIE contained in this Agreement and all claims and causes of action with respect thereto shall survive the Closing and shall terminate upon expiration of 18 months after the Closing Date, except that (i) the representations and warranties of FEI and PIE contained in sections 3.10 and 4.10 of this Agreement and all claims and causes of action with respect thereto shall survive the Closing and terminate upon the expiration of five years after the Closing Date and (ii) the representations and warranties of FEI and PIE contained in sections 3.14 and 4.14 of this Agreement and all claims and causes of action with respect thereto shall survive the Closing and terminate upon the expiration of the applicable statute of limitations, including any extensions or waivers thereof.

     Section 7.2 Indemnification by PIE.

          (a) PIE and Philips (only to the extent it expressly makes any representations and warranties or covenants) hereby agrees that it shall indemnify, defend and hold harmless FEI, its Affiliates, and, if applicable, their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees and their heirs, successors and assigns (the "FEI Indemnified Parties") from, against and in respect of any damages, claims, losses, charges, actions, suits, Proceedings, deficiencies, Taxes, interest, penalties, and reasonable costs and expenses (including without limitation reasonable attorneys' fees, removal costs, remediation costs, closure costs, fines, penalties and expenses of investigation and ongoing monitoring) (collectively, the "Losses") imposed on, sustained, incurred or suffered by or asserted against any of FEI Indemnified Parties, directly or indirectly relating to or arising out of (i) subject to Section 7.2(b), any breach of any representation or warranty made by PIE or Philips contained in this Agreement and (ii) the breach of any covenant or agreement of PIE or Philips contained in this Agreement.

          (b) Except for any Losses with regard to the Excluded Business, PIE and Philips shall not be liable to FEI Indemnified Parties for any Losses with respect to the matters contained in Section 7.2(a)(i) except to the extent (and then only to the extent) the Losses therefrom exceed $1 million.

     Section 7.3 Indemnification by FEI.

          (a) FEI hereby agrees that it shall indemnify, defend and hold harmless PIE, its Affiliates and, if applicable, their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees and their heirs, successors and assigns (the "PIE Indemnified Parties" and, collectively with FEI Indemnified Parties, the "Indemnified Parties") from, against and in respect of any Losses imposed on, sustained, incurred or suffered by or asserted against any of the PIE Indemnified Parties, directly or indirectly relating to or arising out of (i) subject to Section 7.3(b), any breach of any representation or warranty made by FEI contained in this Agreement and (ii) the breach of any covenant or agreement of FEI contained in this Agreement.

          (b) FEI shall not be liable to the PIE Indemnified Parties for any Losses with respect to the matters contained in Section 7.3(a)(i) except to the extent (and then only to the extent) the Losses therefrom exceed $1 million.

     Section 7.4 Indemnification Procedures. With respect to third party claims, all claims for indemnification by any Indemnified Party hereunder shall be asserted and resolved as set forth in this Section 7.4. In the event that any claim or demand ("Claim") for which FEI, PIE or Philips as the case may be (each an "Indemnifying Party"), may be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than 30 days following such Indemnified Party's receipt of written notice of such Claim, notify the Indemnifying Party in writing of such Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim) (the "Claim Notice"). The failure on the part of the Indemnified Party to give any such Claim Notice within such 30 day period shall not relieve the Indemnifying Party of any indemnification obligation hereunder unless, and only to the extent that, the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall have 60 days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party (a) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Claim and (b) whether or not it desires to defend the Indemnified Party against such Claim. Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such Claim, the Indemnifying Party shall, at its sole cost and expense, have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense; provided, that the Indemnifying Party shall not take any action which would result in the creation, and shall promptly seek the removal, of any Encumbrance on the property or assets of the Indemnified Party resulting from such Claim or the litigation thereof. If any Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense. The Indemnified Party shall not settle a Claim for which it is indemnified by the Indemnifying Party without the written consent of the Indemnifying Party unless the Indemnifying Party elects not to defend the Indemnified Party against such Claim. The Indemnifying Party may, with the consent of the Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise any action or consent to the entry of any judgment which (i) includes as a term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a duly executed written unconditional release of the Indemnified Party from all liability in respect of such action, which release shall be reasonably satisfactory in form and substance to counsel for the Indemnified Party and (ii) would not adversely affect the right of the Indemnified Party and its Affiliates to own, hold and use their respective assets or operate businesses. Notwithstanding the foregoing, (i) the Indemnified Party shall have the sole right to defend, settle or compromise any Claim with respect to which it has waived its right to indemnification pursuant to this Agreement and (ii) the Indemnified Party, during the period the Indemnifying Party is determining whether to elect to assume the defense of a matter covered by this section, may take such reasonable actions as it deems necessary to preserve any and all rights with respect to the matter, without such actions being construed as a waiver of the Indemnified Party's rights to defense and indemnification pursuant to this Agreement. If the Indemnifying Party elects not to defend the Indemnified Party against such Claim, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such Claim, or, if the same be contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder, subject to the limita-tions set forth in Section 7.2(b) or 7.3(b) hereof. To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party will give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnified Party shall use its reasonable efforts in the defense of all such claims.

     Section 7.5 Indemnification Net of Taxes. (a) If the Indemnified Party realizes during any year a reduction in Taxes which is attributable to any Loss having occurred and the Indemnified Party shall have been indemnified for such Loss, the Indemnified Party shall pay to the Indemnifying Party the actual amount of such aggregate reduction in Taxes. Any payment due to the Indemnifying Party pursuant to this Section 7.5(a) shall be paid within 30 days after the earlier of the filing of any tax return or the making of any tax payment reflecting the utilization by the Indemnified Party of a tax deduction or other tax benefit attributable to any Loss.

     (b) The amount of each Loss being indemnified for shall be increased by any net Tax costs actually incurred by the Indemnified Party as a result of the receipt of such amount, so that the Indemnifying Party shall pay to the Indemnified Party, in addition to the amounts due with respect to such Loss, (i) an amount equal to the net Taxes payable by the Indemnified Party as a consequence of the receipt or accrual of the amount payable pursuant to Section 7.2 or 7.3 and (ii) an amount that reflects the net Tax consequences of the receipt of the amount payable under Section 7.5(b)(i) and 7.5(b)(ii).

                               ARTICLE VIII
                                TERMINATION

     Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

          (a) by agreement of FEI and PIE;

          (b) by either FEI or PIE, by giving written notice of such termination to the other party, if Closing shall not have occurred on or prior to March 31, 1997 (unless the failure to consummate the Closing by such date shall be due to the failure of the party seeking to terminate this Agreement to have fulfilled any of its obligations under this Agreement);

          (c) by either FEI or PIE in writing, if there shall have occurred any failure of any condition precedent to the obligations of the terminating party and such failure is either not capable of being cured prior to the Closing or if such failure is capable of being cured, is not cured within a reasonable amount of time; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any party that has failed to fully comply with its obligations hereunder in any manner that shall have proximately caused such failure to satisfy any condition precedent;

          (d) by PIE if FEI has materially breached any representation, warranty, covenant or agreement contained in this Agreement and such breach is either not capable of being cured prior to the Closing or if such breach is capable of being cured, is not so cured within a reasonable amount of time; provided, however, that termination pursuant to this Section 8.1(d) shall not relieve FEI of liability for such breach or otherwise;

          (e) by FEI if PIE or Philips has materially breached any representation, warranty, covenant or agreement made by it in this Agreement and such breach is either not capable of being cured prior to the Closing or if such breach is capable of being cured, is not so cured within a reasonable amount of time; provided, however, that termination pursuant to this Section 8.1(e) shall not relieve PIE or Philips of liability for such breach or otherwise;

          (f) by PIE if FEI's Common Stock is no longer quoted on the NASDAQ National Market System;

          (g) (i) by FEI or PIE if the board of directors of FEI shall have recommended to the shareholders of FEI, or agreed to enter into, a Superior Proposal or (ii) by FEI or PIE if the board of management of PIE shall have agreed to enter into a Superior Proposal;

          (h) by FEI or PIE if the other party or any of the other Persons described in Section 5.2 as affiliates, representatives or agents of the other party shall take any of the actions that would be proscribed by
Section 5.2 but for the proviso therein allowing certain actions to be taken pursuant to clause (B), (C) or (D) of the proviso under the conditions set forth therein.

          (i) by PIE if the board of directors of FEI shall have withdrawn or adversely modified its approval or recommendation of this Agreement or failed to reconfirm its recommendation of this Agreement within five business days after a written request by PIE to do so.

     Section 8.2 Effect of Termination.

          (a) Except as set forth in paragraph (b) below, in the event of the termination of this Agreement in accordance with Section 8.1 hereof, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other party hereto or their respective Affiliates, directors, officers or employees, except for the obligations of the parties hereto contained in this Sec tion 8.2 and in Sections 9.1, 9.7, 9.8, 9.9 and 9.11 hereof, the obligations contained in the Confidentiality Agreement and except that nothing herein will relieve any party from liability for any breach of this Agreement prior to such termination.

          (b) In the event this Agreement is terminated by FEI or PIE pursuant to Section 8.1(g)(i), FEI shall promptly pay to PIE all of the expenses of the Philips Group incurred in connection with this Agreement, the Transaction, the Restructuring (other than the contemplated sale and leaseback expenses associated with the Acht Property) and any other transactions contemplated by this Agreement. In the event this Agreement is terminated by FEI or PIE pursuant to Section 8.1(g)(ii), PIE shall promptly pay to FEI all of the expenses of FEI incurred in connection with this Agreement, the Transaction and any other transactions contemplated by this Agreement.

                                 ARTICLE IX
                               MISCELLANEOUS

     Section 9.1 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by telecopier, provided that the telecopy is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

                                  To PIE:


PHILIPS INTERNATIONAL B.V.
Building VP-1, P.O. Box 218
5600 MD Eindhoven
The Netherlands
Telephone: 31-40-2784375
Telecopy:  31-40-2784357
Attn:  Guido Dierick

                              With a copy to:

SULLIVAN & CROMWELL
125 Broad Street
New York, New York 10004
Telephone:  212-558-3706
Telecopy:   212-558-3359
Attn:  W. Loeber Landau


                                  To FEI:

FEI COMPANY
7451 N.E. Evergreen Parkway
Hillsboro, Oregon 97124-5830
Telephone:  503-640-7500
Telecopy:   503-540-7509
Attn:  Chief Executive Officer

                              With a copy to:

STOEL RIVES LLP
900 S.W. Fifth Avenue, Suite 2300
Portland, Oregon 97204-1268
Telephone:  503-224-3380
Telecopy:   503-220-2480
Attn:  Stephen E. Babson


     Section 9.2 Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by FEI and PIE, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and, except as otherwise provided herein, shall not be exclusive of any rights or remedies provided by law.

     Section 9.3 Assignment. (a) No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto but PIE may assign all or any portion of its rights and obligations pursuant to this Agreement to any other Person in the Philips Group; provided, however, that from the date hereof until 18 months after the Closing Date PIE shall not assign its rights and obligations hereunder to any Person within the Philips Group that does not have a financial guarantee by Philips pursuant to Netherlands law.

     Section 9.4 Entire Agreement. This Agreement (including the Disclosure Schedule and all Annexes hereto) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, including the Letter of Intent, but excepting the Confidentiality Agreement which will remain in full force and effect for the term provided for therein and other than any written agreement of the parties that expressly provides that it is not superseded by this Agreement.

     Section 9.5 Fulfillment of Obligations. Any obligation of any party to any other party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

     Section 9.6 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Philips, PIE, FEI, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

     Section 9.7 Public Disclosure. Notwithstanding anything herein to the contrary, each of the parties to this Agreement hereby agrees with the other party hereto that, except as may be required to comply with the requirements of any applicable Laws, and the rules and regulations of each stock exchange or interdealer quotation system upon which the securities of one of the parties or an Affiliate thereof is listed or quoted, no press release or similar public announcement or communication shall, if prior to the Closing, be made or caused to be made concerning the execution or performance of this Agreement unless the parties shall have consulted in advance with respect thereto.

     Section 9.8 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby by FEI and its Subsidiaries and by PIE and its Affiliates and Subsidiaries shall be borne by FEI and PIE, respectively.

     Section 9.9 Disclosure Schedules. The disclosure of any matter in the Disclosure Schedule, including any FEI Reports incorporated by reference therein, pursuant to this Agreement shall be deemed to be a disclosure for all purposes of this Agreement to which such matter could reasonably be expected to be pertinent, but shall expressly not be deemed to constitute an admission by FEI or PIE, or to otherwise imply, that any such matter is material for the purposes of this Agreement.

     Section 9.10 Governing Law; Mediation and Arbitration.

          (a) The Agreement shall be governed by the laws of the state of New York, without giving effect to principles of conflicts of laws thereof.

          (b) If a dispute arises out or relates to this contract, or the breach thereof, and if that dispute cannot be settled through direct discussions, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association under its Commercial Mediation Rules, before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating to this contract, or breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its International Arbitration Rules and Title 9 of the U.S. Code and Philips hereby consents to the jurisdiction of such arbitration to the extent required. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

          (c) The number of arbitrators shall be three, one of whom shall be appointed by each of Philips and FEI and the third of whom shall be selected by mutual agreement, if possible, within 30 days of the selection of the second arbitrator and thereafter by the administering authority and the place of arbitration shall be New York, New York. The language of the arbitration shall be English, but documents or testimony may be submitted in Dutch if a translation is provided.

          (d) The arbitrators will have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the Agreement.

          (e) Either party may make an application to the arbitrators seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. Either party may apply to any court having jurisdiction hereof and seek injunctive relief in order to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved.

     Section 9.11 Counterparts. This Agreement may be executed by the parties on separate counterparts which, when taken together with counterparts signed by each of the other parties, shall constitute a single fully executed Agreement which shall be as fully binding and effective as if each party had executed a single signature page.

     Section 9.12 Headings. The heading references herein and the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

                                   PHILIPS INDUSTRIAL ELECTRONICS
                                   INTERNATIONAL B.V.


                                   By: /s/ Alfred B. Bok
                                      -----------------------------------------
                                        Name:  Alfred B. Bok
                                        Title:

                                   By: /s/ Theo Sonnemanns
                                      -----------------------------------------
                                        Name:  Theo Sonnemanns
                                        Title:


                                   FEI COMPANY


                                   By: /s/ William G. Langley
                                      -----------------------------------------
                                        Name:  William G. Langley
                                        Title:

                                   For purposes of Sections 4.1, 4.2, 4.3,
                                   4.6(d)(ii), 4.15, 5.8(b), 5.8(c),
                                   5.9(a), 5.13(a),5.13(d), 5.16, 7.2 and
                                   9.10 only:

                                   PHILIPS ELECTRONICS N.V.


                                   By: /s/ Arie Westerlaken
                                      -----------------------------------------
                                        Name:  Arie Westerlaken
                                        Title:

                               Annex 3.19(b)
                          Form of Voting Agreement

                                  FORM OF
                        SHAREHOLDER VOTING AGREEMENT
                        ----------------------------

          THIS SHAREHOLDER VOTING AGREEMENT (the "Agreement") is entered into as of November __, 1996, between the undersigned ______________, a shareholder (the "Shareholder") of FEI Company, an Oregon corporation (the "Company"), and PHILIPS INDUSTRIAL ELECTRONICS INTERNATIONAL B.V., a Netherlands corporation ("PIE").

          WHEREAS, contemporaneously with the execution and delivery of this Agreement, PIE and the Company are entering into a Combination Agreement, dated as of the date hereof (the "Combination Agreement"), by which PIE will acquire common stock (the "Common Stock") of FEI, constituting 55% of the Outstanding Common Stock (as defined in the Combination Agreement), upon the terms and conditions set forth therein;

          WHEREAS, the Shareholder desires that PIE transfer to FEI in payment for such Common Stock 100% of the issued and outstanding capital stock of PEO Holdings (as defined in the Combination Agreement) and PEO-US (as defined in the Combination Agreement) (the issuance of the Common Stock to PIE and the transfer of such outstanding capital stock to FEI being referred to herein collectively as the "Transaction");

          NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

          1. Representations of Shareholders. The Shareholder represents that he (a) is the holder of [_________] shares of the Common Stock (the Shareholder's "Shares"), (b) does not beneficially own (as such term is defined in the Securities Exchange Act of 1934, as amended (the "1934 Act")) any shares of the Common Stock other than his Shares, but excluding any shares of the Common Stock which he has the right to obtain upon the exercise of stock options outstanding on the date hereof, and (c) has full power and authority to make, enter into and carry out the terms of this Agreement.

          2. Agreement to Vote Shares. The Shareholder agrees to vote his Shares and any New Shares (as defined in Section 6 hereof), and shall cause any holder of record of his Shares or New Shares to vote (a) to approve and adopt the Combination Agreement, including the issuance of Shares by the Company contemplated thereby, and to approve an amendment to the Second Amended and Restated Articles of Incorporation to increase in the number of shares of Common Stock authorized for issuance from 15 million to ____ million and (b) against any proposal that would compete with or serve to interfere or inhibit the timely consummation of the Transaction. The Shareholder agrees to deliver to Lynwood W. Swanson, Chairman of the Board and Chief Executive Officer of the Company, immediately upon request therefor a proxy substantially in the form attached hereto as Exhibit A, which proxy shall be irrevocable to the extent permitted by law, with the total number of his Shares and any New Shares correctly indicated thereon.

          3. No Voting Trusts. After the date hereof, the Shareholder agrees that he will not, nor will he permit any entity under his control to, deposit any of his Shares in a voting trust or subject any of his Shares to any arrangement with respect to the voting of such Shares other than agreements entered into with PIE.

          4. No Proxy Solicitations. The Shareholder agrees that he will not, nor will he permit any entity under his control to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the 1934 Act) in opposition to or competition with the consummation of the Transaction or otherwise encourage or assist any party in taking or planning any action which would compete with or otherwise serve to interfere with or inhibit the timely consummation of the Transaction in accordance with the terms of the Combination Agreement, (b) directly or indirectly encourage, initiate or cooperate in a shareholders' vote or action by consent of the Company's shareholders in opposition to or in competition with the consummation of the Transaction, or (c) become a member of a "group" (as such term is used in Section 13(d) of the 1934 Act) with respect to any voting securities of the Company for the purpose of opposing or competing with the consummation of the Transaction.

          5. Transfer and Encumbrance. Except for gifts given without consideration where the recipient thereof agrees to execute a voting agreement in form and substance similar to this Agreement, on or after the date hereof, the Shareholder agrees not to voluntarily transfer, sell, offer, pledge or otherwise dispose of or encumber any of his Shares or New Shares prior to the earlier of (a) the effective date of the Transaction or
(b) the date this Agreement shall be terminated in accordance with its terms; provided, however, that the Shareholder shall have the right to transfer his Shares to charitable organizations meeting the requirements of
Section 501(c)(3) of the Internal Revenue Code of 1986 without obtaining a voting agreement from such charitable organization.

          6. Additional Purchases. The Shareholder agrees that he will not purchase or otherwise acquire beneficial ownership of any shares of the Common Stock after the execution of this Agreement ("New Shares"), nor will he voluntarily acquire the right to vote or share in the voting of any shares of the Common Stock other than the Shares, unless he agrees to deliver to PIE immediately after such purchase or acquisition an irrevocable proxy substantially in the form attached hereto as Exhibit A with respect to such New Shares. The Shareholder also agrees that any New Shares acquired or purchased by him shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

          7. Specific Performance. Each party hereto severally acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto severally agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto severally agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

          8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall not be assignable without the written consent of all other parties hereto.

          9. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and this Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof. This
Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

          10.  Miscellaneous.

               (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

               (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of the provision held invalid and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, shall not be affected.

               (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

               (d) This Agreement shall terminate upon the earliest to occur of (i) the consummation of the Transaction or (ii) termination of the Combination Agreement.

               (e) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

               (f) The obligations of the Shareholder set forth in this Agreement shall not be effective or binding upon him until after such time as the Combination Agreement is executed and delivered by the Company and PIE. The parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                  PHILIPS INDUSTRIAL ELECTRONICS
                                  INTERNATIONAL B.V.


                                  By: ____________________________________
                                  Name: __________________________________
                                  Title: _________________________________


                                  SHAREHOLDER:


                                  By: ____________________________________
                                  Name: __________________________________
                                  Title: _________________________________

                                                                (EXHIBIT A)


                               FORM OF PROXY

          The undersigned, for consideration received, hereby appoints Lynwood W. Swanson, Chairman of the Board and Chief Executive Officer of the Company, his proxy, with power of substitution, to vote all shares of common stock of FEI Company, an Oregon corporation (the "Company"), owned by the undersigned at the upcoming Special Meeting of Shareholders of the Company, and at any adjournment thereof, FOR approval and adoption of the Combination Agreement, dated as of November __, 1996 (the "Combination Agreement"), between the Company, Philips Industrial Electronics International B.V., a Netherlands corporation ("PIE"), the issuance of shares of common stock of the Company to PIE contemplated thereby and FOR the approval of an amendment to the Second Amended and Restated Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance from 15 million to ___ million, and AGAINST any proposal that would compete with or serve to interfere or inhibit the timely consummation of the transactions contemplated by the Combination Agreement. This proxy is coupled with an interest and is irrevocable until such time as the Shareholder Voting Agreement, dated as of November __, 1996, among the undersigned and PIE terminates in accordance with its terms.


                             Dated November __, 1996



                             ____________________________________________+
                                     (Signature of Shareholder)

                               Annex 5.13(a)
                       Form of Distribution Agreement


                                  FORM OF
                           DISTRIBUTION AGREEMENT
                           ----------------------


This Agreement is entered into as of ___________________, 1996 by and between:

PHILIPS _________________, a ______________ corporation with offices at _____________________, hereinafter referred to as "Distributor";

and

PHILIPS ELECTRON OPTICS B.V., a Netherlands corporation, having its office in _____________, _______________, hereinafter referred to as "PEO",


WHEREAS FEI Company ("FEI") and Philips Industrial Electronics International B.V. have entered into an agreement for the transfer of such number of newly issued shares of FEI as will constitute, when issued, 55% of the stock of FEI in exchange for 100% of the stock of each of Philips Electron Optics International B.V. and Philips Electron Optics, Inc. (referred to as the "Combination Agreement");

WHEREAS, in connection with said transfer, Distributor is willing and able to distribute or intermediate to enable PEO to distribute the PEO products as defined hereinafter, all as of January 1, 1997; and

WHEREAS, PEO desires to appoint Distributor as its exclusive distributor and sales intermediary subject to the conditions set out below,

NOW, THEREFORE, the parties hereto agree as follows:

1. PEO hereby appoints Distributor as its exclusive distributor and sales intermediary for the products and territory defined hereinafter and Distributor hereby accepts said appointment, and hereby agrees that Distributor shall act exclusively for PEO in respect of the Products to the exclusion of any products that compete therewith, all subject to the terms and conditions set out below.

     The territory in respect of which the Distributor will act as PEO's exclusive distributor and, as the case may be, PEO's sales intermediary is ___________________________ (hereinafter referred to as the "Territory").

2. The products in respect of which Distributor will act are those products and related materials and spare parts made available by PEO for marketing in the Territory under the trademark "Philips", "FEI" and/or possibly other trademarks, as specified in Annex I hereto (hereinafter referred to as "the Products").

     The product range of Annex I may be altered or extended by mutual agreement between the parties, it being understood that PEO shall be entitled to withdraw products in the event of the discontinuation of their manufacture or their marketing in the Territory. Distributor will be informed, at the latest, 6 months prior to the withdrawal of any products. PEO and Distributor hereby agree that Distributor shall, if requested, meet with FEI, for the purposes of discussing the terms of a mutually agreeable distribution agreement for FEI's products.

3. Distributor will buy and sell the Products for its own account and its own risk in accordance with the orders placed by Distributor and accepted by PEO. PEO shall supply the Products to Distributor at prices and conditions, determined in accordance with Annex II, it being understood that PEO's General Conditions of Sale and Software License as attached hereto (Annex III) will be applicable to such supplies.

     In lieu of article 11 or the General Conditions of Sale and Software License, PEO shall supply the Products without any installation and warranty obligation while Distributor shall provide reasonable installation and warranty conditions to its customers in accordance with customary practice in the Territory.

     Such Products will be resold by Distributor at prices determined in accordance with Annex II.

     It is further understood that Distributor shall not incur any expenditure on PEO's behalf or name without PEO's express written authorization and that Distributor shall not make any payment or gift or promise or offering to any officer of the government in the Territory or any instrument thereof for purposes of influencing any act or decision by such officer or by any governmental department or instrument thereof.

     PEO will provide Distributor's purchase orders for products similar priority as orders for products to be supplied to entities belonging to the PEO business.

4. In addition to the business done as described under 3, above, Distributor shall act as independent intermediary between PEO and potential customers in the Territory for the direct supply of the Products by PEO to such customers on the terms and conditions as agreed between PEO and the customer. Unless agreed otherwise in writing, PEO's General Conditions of Sale and Software License as attached hereto (Annex III) will be applicable to such direct supplies.

     It is further agreed that Distributor shall, if so requested by PEO, also take over the installation and warranty obligations of Products that have been sold without the mediation of the Distributor but that are destined for use in the Territory.

     For such direct supplies by PEO, Distributor will be entitled to a commission calculated in accordance with Annex II hereto. Any such commission will only become due and payable pro rata, as and when PEO shall receive irrevocable payment(s) from the customer of the invoiced value of the relevant Products.

     Distributor's commission shall be deemed to cover all expenses he may incur and any commitments he may enter into. If a customer's order is not accepted by PEO, or no contract is concluded or comes into force between PEO and such customer, for whatever reason, Distributor shall have no right to reimbursement of any expenses incurred by it nor to any remuneration whatsoever in connection with such order. PEO shall not be bound to sign any contract with any customer if the terms and conditions of such contract are not satisfactory to PEO.

5. No order for Products will be deemed accepted unless duly confirmed by PEO in writing. Distributor shall not enter into any contract or commitments in the name of or on behalf of PEO or otherwise bind PEO in any respect.

6. Distributor will have available adequate service and installation facilities for the Products sold in the Territory and, to that end, at Distributor's reasonable discretion, Distributor will maintain an adequate stock of service and replacement parts, as well as a proper and efficient service organization staffed with capable technicians that, except as is provided in this Agreement with respect to Product know-how, will be trained at Distributor's own expense so as to be able to give adequate service for the installation as well as for ongoing service and maintenance of the Products sold in the Territory.

7.   PEO will further undertake to:

     a. supply to Distributor free of charge publicity materials, such as leaflets in such quantities as PEO may consider adequate;

     b. cooperate with Distributor and give all reasonably necessary information with respect to the Products;

     c.   provide necessary technical and sales training; and

     d. assist Distributor in organizing meetings, symposia, exhibitions and other commercial activities which shall generally be for Distributor's account.

     With respect to technical and sales training, the number of trainees, timing, duration, language, costs and other details are to be determined between the parties. Generally, the costs of tutoring, full board and lodging shall be for the account of PEO, and all other costs shall be for the account of the Distributor.

     For initial training for the service staff for new Products, the number of service staff, the time and exact place of training shall be agreed upon between the parties. Generally, PEO shall bear all costs for the service seminar, full board and lodging, if such costs do not exceed PEO's standard rates. Distributor shall pay for the travel costs and shall arrange for the necessary travel documents for said service staff that are travelling abroad. In case of illness during the training period, PEO will provide medical care, the costs of which are to be reimbursed to PEO by Distributor.

     If new Products are added to Annex I hereof that need on site installation by a trained service engineer, and that are supplied to the Territory for the first time, PEO shall provide, free of charge, the necessary support during the installation of such Product in the form of field training.

     The number of staff eligible for sales training and the cost sharing will depend, among other things, on changes in the Products, changes in sales policy, achieved sales figures in the preceding year and sales projections.

8.   Distributor further agrees:

     a. to actively promote the sale of the Products in the Territory to the best of Distributor's ability in accordance with PEO's directives including to sell the products only in accordance with applicable U.S. export controls and regulations and in no way to act against PEO's interests. To that end, Distributor will maintain a proper and efficient organization staffed with capable engineers.

     b. not to actively promote and/or sell the Products outside or for use outside the Territory and not to actively support sales by third parties outside the Territory; however, if so requested by PEO, the Distributor shall, against payment of the special fee as set forth in Annex II, generally, be prepared to assist PEO in commercial and/or technical matters outside the Territory. The Philips guidelines for cross border sales and customer support dated December 1, 1995, (nr. DT-21022) as set forth in Annex IV shall apply.

     c. to treat with utmost confidence during and after this Agreement all knowledge obtained in connection with Distributor's relations with PEO.

     d. to send to PEO from time to time, but at least twice a year, full information of Distributor's sales of the Products, as well as regular market reports containing as many particulars as possible with regard to the market situation in respect to the Products, including but not limited to sales forecasts as follows:

          (1)  unit based order income forecasting;

          (2)  lost/gained order analysis; and

          (3)  installation feedback.

     e. to keep a list of services performed ("Service Reports") on the Products during and after the warranty term. To this end, upon request, these Service Reports and possible suggestions concerning improvement of the quality of the service shall be sent to PEO.

     f. to enable PEO to visit Distributor's service workshop and to give PEO all relevant information concerning the service with the aim to contribute to the improvement of the service activities.

9. Distributor shall immediately after receipt of the Products delivered by PEO, install and test the Products at each customer's site in accordance with the Specifications and any special written Specifications that may have been mutually agreed upon by the parties. Within thirty (30) days after the date of invoice, Distributor shall inform PEO in writing of the results of such test.

     Distributor will provide PEO with all reports of Product failures made known to Distributor by its customers who purchased any of the Products.

10. PEO warrants that each Product delivered under this Agreement, upon delivery and up to the date of the acceptance test, shall conform to PEO's written specifications for such Products (including any special additional specifications mutually agreed upon by the parties) and shall be free from defects in materials or workmanship under normal use and service.

     If the result of the acceptance test is negative, PEO will act in the following way:

     a. Any Product or part found to be defective will be repaired or replaced without charge for service or materials if Distributor returns the unit or part, freight prepaid, to the factory or service centre designated by PEO.

     b. PEO will not be required to ship replacement units until it has confirmed through its examination that the unit is in fact defective or not conforming, but such determination is subject to good faith negotiation. A handling charge will be billed to Distributor for any items which it returns under this warranty found by PEO to be functioning normally or out of warranty. PEO will reimburse Distributor for freight charges prepaid by it on any device which PEO finds to be defective, and it shall also pay freight costs for any replacement units shipped to Distributor under this warranty. By mutual agreement however, PEO may perform warranty service at customer sites.

     c. This warranty shall not apply to any Product or part which PEO determines:

          (1) has failed as a result of a modification not introduced or approved in writing by PEO.

          (2) has failed as a result of damage after PEO's delivery to Distributor due to shipment, handling, storage, operation or maintenance in a manner which does not conform to PEO's published instructions or specifications in effect at the time of delivery.

          (3) has failed as a result of the Product, unit or part having been subjected by Distributor or another party to (i) operating and/or environmental conditions in excess of the maximum values stated in the applicable specifications; (ii) damage, misuse or neglect; or (iii) improper installa tion, repair or alteration. This warranty also excludes expendable items such as filaments, lamps, fuses or other parts which fail from normal usage.

     d. All of the Distributor's expenses relating to epidemic failures or other extraordinary product defects shall be reimbursed by PEO.

11. Prior to the 1st of November of each calendar year the parties shall mutually establish a sales quota for the next calendar year for the Products based upon forecasts prepared by Distributor taking into consideration reasonable expectations in the Territory for the year in question.

12. This Agreement supersedes any oral and/or written agreements between the parties that may exist with respect to the subject matter hereof.

13. The effective date of this Agreement shall be January 1, 1997. The initial term of this Agreement shall be the period from the effective date to the third anniversary thereof and the term shall automatically be extended year to year for one year periods, unless Distributor gives notice at least 180 days prior to the end of the initial three year period or any such one year period that it is terminating this Agreement or PEO gives 180 days notice of termination at any time after the date hereof.

14. In the event that this Agreement is terminated by PEO pursuant to Paragraph 13 above and provided Distributor is not in material breach of this Agreement, PEO shall acquire the part of Distributor's business that is principally used in connection with the distribution of PEO's Products, including, without limitation, the total installed capacity for sales and service of the Products, at a price to be agreed upon reflecting the fair market value of the business, and PEO shall either (A) provide continuing employment in comparable positions for all of Distributor's employees who, prior to termination of this Agreement, were more than 50% of their business time engaged in the sale and or service of the Products or (B) compensate Distributor for all costs and expenses, including any payments required to be made upon termination of any such employee's employment, incurred in connection with either the termination of such employees employment by Distributor or the transfer of such employees to comparable positions in Distributor or an affiliate of Distributor. In the event PEO decides not to provide continuing employment for all of such employees, Distributor agrees to use reasonable efforts to provide for the transfer of such employees to comparable positions in Distributor or an affiliate of Distributor in an effort to mitigate any costs and expenses to be paid by PEO pursuant to the foregoing sentence.

15. PEO and Distributor each agree that any claim or dispute between them arising out of or in connection with this Agreement or any alleged breach of this Agreement (a "Claim") shall be submitted promptly to an executive of each of PEO and Distributor who shall have authority to settle the Claim, and who shall meet in the first above mentioned registered office of PEO, within 30 days of such submission to seek in good faith an amicable settlement. In seeking an amicable settlement, the Parties may consult with a neutral third party mediator if both agree in writing. Unless the Parties agree to the contrary in writing, any advice or decision of the mediator shall not be binding. Each Party agrees any Claim not settled by the Parties within 60 days after notice of the Claim is first given by either party to the other shall be finally settled by arbitration conducted in the Netherlands under the rules of arbitration of the Netherlands Arbitration Institute in Rotterdam (the "Rules"), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over it. The proceedings shall be conducted in the English language.

     The Parties will continue to perform obligations required hereunder pending the resolution of any dispute between the Parties. The Parties will also continue to make payments which are due and payable pursuant hereunder pending the resolution of any such dispute except regarding performance of obligations specifically in dispute between the Parties, but only to the extent such obligations are in dispute.

     This Agreement shall be governed by the laws of The Netherlands with the exclusion of the United Nations Convention on Contracts for the International Sale of Goods and the United Nations Convention on Statutory Limitation.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


PHILIPS NO                             PHILIPS ELECTRON OPTICS B.V.



By _______________________________     By ________________________________

Title ____________________________     Title _____________________________

               ANNEX I TO THE DISTRIBUTION AGREEMENT BETWEEN

             PHILIPS ELECTRON OPTICS B.V. AND _________________






The Products


*    Scanning Electron Microscopes

*    Transmission Electron Microscopes

*    Scanning Transmission Electron Microscopes

* Energy Dispersive X-Ray Spectrometers for column instruments under the EDAX brandname.



Including:

-    the related Software packages

-    the related Accessories


All as and as long as marketed by Philips Electron Optics B.V.

               ANNEX II TO THE DISTRIBUTION AGREEMENT BETWEEN

            PHILIPS ELECTRON OPTICS B.V. AND __________________



1.   Transfer Prices


     Transfer prices from PEO to Distributor will be based on the following principles:

     a) Net market prices minus concept. This will be based on yearly to be agreed upon sales organization cost and 5% profit for Distributor (5% profit on total of sales plus service turnover).

     b) Based on external circumstances like local market prices and currencies developments transfer prices will be agreed two times a year (per January 1st and July 1st).

     c)   Payment conditions within 60 days after invoice date.

2.   Intermediary sales commission:

     The commission to be paid shall be calculated over the net FCA Ex-Works value of each transaction which will be fixed from case to case by mutual agreement thereby taking into consideration the nature and extent of Distributor's assistance and intermediary as well as the competitive situation in question.

3.   Remuneration for activities outside the Territory:

     For all activities outside the Territory performed by Distributor on request of PEO, PEO shall pay Distributor NLG 1000.- per day
     (traveling days and working days) plus travel and lodging expenses as justified by notes.

              ANNEX III TO THE DISTRIBUTION AGREEMENT BETWEEN

            PHILIPS ELECTRON OPTICS B.V. AND __________________



         General Terms and Conditions of Sale and Software License



                                   III-1

               ANNEX IV TO THE DISTRIBUTION AGREEMENT BETWEEN

           PHILIPS ELECTRON OPTICS B.V. AND ____________________



                       Guidelines Cross Border Sales

                               Annex 5.13(d)
                         Form of Service Agreement


                                  FORM OF
                             SERVICES AGREEMENT
                             ------------------

This Agreement is entered into as of ___________________, 1996 by and between the following entities (each a "Party" or collectively, the "Parties"): PHILIPS __________________, a _______________ corporation with offices at __________________, hereinafter referred to as "PHILIPS NO";

and

PHILIPS ELECTRON OPTICS ____, a __________ corporation, having its office in _____________, _______________, hereinafter referred to as "PEO",

WHEREAS FEI Company ("FEI") and Philips Industrial Electronics International B.V. ("PIE") have entered into a Combination Agreement dated __________, 1996 (the "Combination Agreement") for the transfer of such number of newly issued shares of FEI as will constitute, when issued, 55% of the stock of FEI in exchange for 100% of the stock of each of Philips Electron Optics International B.V. and Philips Electron Optics, Inc.;

WHEREAS, the PEO Group (as defined in the Combination Agreement) will become wholly owned by FEI but will continue, so long as PIE holds a controlling interest in FEI, as a PIE entity in close cooperation with PIE and its affiliates;

WHEREAS, under the Combination Agreement, PIE has agreed to provide, or cause its affiliates to provide, certain services that will be essential to the continuing operations of the PEO Group; and

WHEREAS, PHILIPS NO is willing to provide or cause others to provide certain services to assist PEO in the conduct of its business and operations as is PEO willing, if applicable, to provide certain services to PHILIPS NO; and

WHEREAS, the Parties have agreed separately to continue the (sub-)lease of the facility used by PEO as defined hereinafter;

NOW, THEREFORE, the parties hereto agree as follows:

                                 Article 1
                                Definitions
                                -----------

1.01 "Services" means the services, listed in Appendix A hereto (as amended from time to time in accordance with Section 2.01 below), to be provided by PHILIPS NO to PEO, and the services, listed in Appendix B (as amended from time to time in accordance with Section
        2.01 below), to be provided by PEO to PHILIPS NO.

1.02 "Lease Agreement" shall mean the (sub-)lease agreement with respect to the facilities at __________, where the PEO business is operated, as the Lease Agreement is entered into by the Parties on this date.


                                 Article 2
                        Services, price and payment
                        ---------------------------

2.01 The Parties agree to render and take the Services as provided for herein. The Services and prices, rates and fees to be paid for such Services as well as their validity term and service provider are set forth in Appendices A and B. Appendix A and Appendix B may be amended from time to time (a) upon the mutual written agreement of the Parties to add one or more services to either or both; or (b) by either Party upon written notice to the other to delete one or more services from either or both, subject to the notice period requirement specified in Appendix A or Appendix B, as the case may be, applicable to the Service to be terminated, except that no such termination shall be effective before December 31, 1998 unless the related Service is dependent upon, and unique to, the facility covered by the Lease Agreement, in which case the provision of such Service shall terminate simultaneously with the termination of the Lease Agreement.

2.02 With respect to any amounts identified in Appendices A or B as estimated, this charge is a reasonable estimate of the costs of the Services which would be charged to PEO, based upon PHILIPS NO 1997 budgeted expenses for such services and the assumptions relating to sales volume contained therein.

        The parties agree that the charges for Services under this Agreement shall be arm's-length charges. Unless a comparable service is provided by the Party rendering a particular Service to an entity unrelated to either Party, or unless the provision of Services under this Agreement is a principal activity of either Party, an arm's-length charge shall be determined based on the costs or deductions, including indirect costs or deductions (but not including interest expenses of the service provider, costs of issuance of stock or expenses of compliance with governmental regulations not directly related to the service in question) incurred with respect to such Services by the Party rendering such Services, allocated consistently with historic budgeting practices of the Philips group, taking into account all relevant factors including total expenses, asset size, sales, and payroll, of the beneficiary or beneficiaries of each activity, and the space utilized and time spent in providing the Service.

        Notwithstanding any provision of the foregoing paragraph to the contrary, in those instances where the amount for a Service is based on a rate per activity, an hourly rate or the like, rather than a fixed amount, the rates for 1997 and 1998 shall not in any event exceed the actual 1996 rate for such Service, except to reflect changes due to inflation or significant changes in circumstances.

2.03 Subject to the provisions of Article 4.02, all Services shall be provided at quality levels not lower than the quality levels of the Services supplied during the year 1996. All Services shall be provided in a timely manner.

2.04 PHILIPS NO shall charge PEO for Services monthly, no later than the end of the month following the month during which such Services were provided, unless specified otherwise in Appendix A. PEO shall pay invoices within thirty days of receipt thereof.

2.05 PEO shall charge PHILIPS NO for Services monthly, no later than the end of the month following the month during which such Services were provided, unless specified otherwise in Appendix B. PHILIPS NO shall pay invoices within thirty days of receipt thereof.

2.06 In the event of extension of any Service beyond the initial Term of this Agreement, as may be subject to Article 4.01, the prices, rates and fees of the current year shall be deemed applicable for the calendar year to follow unless prior to October 1st of any calendar year one Party notifies the other Party in writing of any price, rate or fee changes following which Parties shall in good faith negotiate new prices, rates or fees (whichever is applicable).


                                 Article 3
                                  Secrecy
                                  -------

3.01 Any information disclosed hereunder by a Party hereto and identified herein or at the time of disclosure in writing to be of a confidential nature, shall be presumed to be confidential and proprietary to the disclosing party ("Discloser").

3.02 The receiving party ("Recipient") shall use any confidential information disclosed or provided by Discloser, whether orally, or in writing, by demonstration, in models or otherwise, only as permitted under this Agreement and shall maintain such information in confidence and not disclose or divulge such information to any third party or to any of its own personnel not having a need to know, for a period of three (3) years from the receipt thereof, provided that Recipient shall not be obliged to maintain in confidence that information which:

   (a) Discloser makes freely available to third parties without imposing conditions of confidentiality;

   (b) was already in Recipient's possession, provided that such information is not known by Recipient to be subject to another confidentiality agreement with or other obligation of secrecy to Discloser;

   (c) becomes generally available to the public other than as a result of a disclosure by Recipient or its directors, officer, employees, agents or advisors;

   (d) becomes available to Recipient on a non-confidential basis from a source other than Discloser or its advisors, provided that such source is not known by Recipient to be bound by a confidentiality agreement with or other obligation of secrecy to Discloser; or

   (e) as may be required in connection with compliance with any applicable law, regulation or order.

3.03 Recipient shall ensure that suitable undertakings of secrecy are imposed, with respect to such information provided to it by Discloser, upon its present employees, as well as upon its future employees.

3.04 The Parties acknowledge that FEI may be required to disclose the material terms of this agreement and similar agreements entered into by FEI or any of its subsidiaries pursuant to the requirements of U.S. securities laws.


                                 Article 4
                            Term and termination
                            --------------------

4.01 This Agreement shall become effective on the date first above written and shall remain in effect until December 31, 1998 unless terminated sooner in accordance with Sections 4.02 and 4.03 below or later as referred to in Section 4.05. Prior to October 1, 1998 Parties shall in good faith negotiate the extension of this Agreement and Services then specified.

4.02 Notwithstanding the provision of Section 4.01 hereof, unless otherwise provided in Appendix A or B whichever is applicable, a Party may prior to December 1st, 1998 terminate the provision of particular Services by providing the other party three (3) months' prior written notice.

4.03 Notwithstanding the provisions of Sections 4.01 and 4.02 hereof, this Agreement may be terminated (also prior to December 31, 1998), as follows:

   (a) by either Party hereto with immediate effect upon written or telegraphic notice to the other Party in the event of the other Party being in material breach of or in material default of this Agreement, and such breach or default not being remedied within thirty (30) days after receipt of a written notice from the first Party specifying the nature of the breach or default.

   (b) by either Party forthwith upon written or telegraphic notice to the other Party in the event the other Party should become insolvent or make an assignment for the benefit of its creditors or voluntarily file for or be placed in voluntary bankruptcy or take any other action which would indicate insolvency on its part.

4.04 Article 3 shall survive the termination of this Agreement as will any particular Service referred in Appendix A or B with a validity term exceeding beyond the termination date of this Agreement.


                                 Article 5
                   Administrative and Accounting Services
                   --------------------------------------

5.01 The administrative and accounting services set out in Appendix A will be rendered according to the instructions and requirements of FEI, applicable principles of accounting and applicable law. PHILIPS NO will ensure that the way the books are kept meets all requirements under applicable tax regulations and other governmental regulations.

5.02 With respect to these administrative and accounting services PHILIPS NO shall maintain in a (separate) accounting system such records of the PEO business that it will be possible for PEO at any time to have all the information and data it needs at its disposal within a reasonable period of time.

5.03 At PEO's request copies will be made and information and data relating to PEO business will be provided on hard copy, in case such information is needed by PEO or its advisors.

5.04 At the termination of this Agreement all administrative data of the PEO business shall be provided to PEO on hard copy and on such other medium as may be reasonably made available.

5.05 Each Party rendering Services under this Agreement shall keep adequate books and records to permit verification of costs or deductions incurred in rendering such Services and the basis of the charges for such Services under this Agreement, and shall make such information available at the request of taxing authorities of any jurisdiction.

                                 Article 6
                               Force Majeure
                               -------------

6.01 The expression "Force Majeure" shall mean and include a happening or event beyond a Party's reasonable control in consequence of which it cannot execute or cannot reasonably be required to execute its obligations. Such circumstances include but are not limited to: acts of God, war, civil war, insurrection, fire, flood, strikes, lock-outs, epidemics, governmental law or regulations and freight embargoes.

6.02 The party affected by Force Majeure shall inform the other Party promptly in writing specifying the Force Majeure as well as its expected duration. The Party so affected shall be excused from performance hereunder to the extent of the prevention, but shall use its best efforts to limit the period of prevention or delay as much as possible.

                                 Article 7
                         Dispute Resolution and Law
                         --------------------------

7.01 PEO and PHILIPS NO each agree that any claim or dispute between them arising out of or in connection with this Agreement or any alleged breach of this Agreement (a "Claim") shall be submitted promptly to an executive of each of PEO and PHILIPS NO who shall have authority to settle the Claim, and who shall meet in the first above mentioned office of PEO, within 30 days of such submission to seek in good faith an amicable settlement. In seeking an amicable settlement, the Parties may consult with a neutral third Party mediator if both agree in writing. Unless the Parties agree to the contrary in writing, any advice or decision of the mediator shall not be binding.

7.02 Each Party agrees any Claim not settled by the Parties within 60 days after notice of the Claim is first given by either Party to the other shall be finally settled by arbitration conducted in the Netherlands under the rules of arbitration of the Netherlands Arbitration Institute in Rotterdam (the "Rules"), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over such arbitration. The proceedings shall be conducted in the English language.

7.03 The Parties will continue to provide all Services hereunder pending the resolution of any dispute between the parties. The Parties will also continue to make payment for all Services provided hereunder pending the resolution of any such dispute except for those Services specifically in dispute between the parties, but only to the extent such Services are in dispute.

7.04 This Agreement shall be governed by the laws of the jurisdiction where PEO and PHILIPS NO are organized.

7.05 The dispute resolution procedures provided for herein shall be mutually exclusive of the dispute resolution procedures set forth in Section 9.10(b) of the Combination Agreement, with the effect that any dispute within the scope of both this paragraph and such
        Section 9.10(b) arising out of the same facts and circumstances shall be resolved under Section 9.10(b).


                                 Article 8
                               Miscellaneous
                               -------------

8.01 This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions and negotiations between them. No modification or amendment of this Agreement shall be valid or binding unless made in writing and signed on behalf of the Parties by their duly authorized officers or representatives.

8.02 Neither this Agreement nor any right or obligation hereunder is assignable in whole or in part by any Party without the prior written consent of the other Party.

8.03 If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal, or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired; provided, that in such case the parties oblige themselves to use their best efforts to achieve the purpose of the invalid provision by a new legally valid stipulation.

8.04 Except as otherwise set forth herein, each Party shall pay its own legal, accounting and other expenses incident to this Agreement and the consummation of the transactions contemplated thereby.

8.05 Neither Party shall be liable to the other Party for any special, indirect or consequential damages howsoever caused.

8.06 This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.07 The Parties hereto expressly agree that the provisions of this Agreement shall be superseded by the provisions of any agreement entered into or to be entered into by PHILIPS NO and PEO concerning particular Services.

8.08 The provisions of this Agreement shall enure to the benefit of and be binding upon the successors and assigns of each of the Parties.

                                 Article 9
                                  Notices
                                  -------

Any notice or other communication to a Party required or permitted hereunder shall be made in writing and shall be sent by registered mail, return receipt requested, addressed to the address of such Party set forth below or to such other address as such Party shall have communicated to the other.

If to PHILIPS NO to:


If to PEO to:


Or such other address as may be communicated subsequently in writing by the relevant Party to the other Party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


PHILIPS                                PHILIPS ELECTRON OPTICS


By _______________________________     By ________________________________

Title ____________________________     Title _____________________________

                                Annex 6.3(e)
                        Form of Employment Agreement


                        FORM OF EMPLOYMENT AGREEMENT
                        ----------------------------


          AGREEMENT, effective as of [ ], 1996, by and between FEI Company, an Oregon corporation ("Employer"), and ______________, an individual ("Employee").

          IN CONSIDERATION OF the mutual covenants herein contained, and other good and valuable consideration, the parties hereto agree as follows:

     1.   Employment.

          Employer hereby agrees to employ Employee, and Employee agrees to serve, as an [executive] [officer] of Employer, during the Period of Employment as defined in Section 2.

     2.   Period of Employment.

          (a)  Duration Under Normal Circumstances.

          The "Period of Employment" shall be the period commencing on the
date hereof and ending on [           ], 199_ .

          (b)  Termination Events.

          Notwithstanding anything in this Section 2 to the contrary, the Period of Employment shall terminate upon the earliest to occur of the following:

          (i) the retirement of Employee under the terms of Employer's 401(k) plan; and

          (ii) the Disability (as defined in Section 8) of Employee and the expiration of the 30-day period referred to in the definition of Disability without the actions referred to therein being taken by Employee;

          (iii) the death of Employee;

          (iv) the 90th day after service of notice by Employee to Employer, in accordance with the provisions of Section 11, that Employee elects to terminate the

     Period of Employment (with or without Good Reason) (a "voluntary termination by Employee"); and

          (v) the 90th day after service of notice by Employer to Employee, in accordance with the provisions of Section 11, that Employer elects to terminate the Period of Employment (a "voluntary termination by Employer"), other than a termination by Employer with Cause; and

          (vi) promptly upon service of notice by Employer to Employee, in accordance with the provisions of Section 11, that Employer elects to terminate the Period of Employment with Cause.

     3.   Duties During the Period of Employment.

          Employee shall devote his full business time, attention and best efforts to the affairs of Employer and its subsidiaries during the Period of Employment and shall have such duties, responsibilities and authority as shall be assigned to him from time to time by the Chief Executive officer or the Board of Directors of Employer, which duties, responsibilities and authority shall be commensurate in all material respects with those held, exercised and assigned as of the date of this Agreement. It is expressly acknowledged and agreed that Employee may be requested to assume the position of president or senior officer of any subsidiary of Employer or any position of corporate officer of Employer, provided that the responsibilities and authority assigned to such position are commensurate in all material respects with those assigned to, or held and exercised by, Employee as of the date of this Agreement, and provided further that, in the event of a transfer of Employee to the employ of a subsidiary of Employer, such subsidiary expressly assumes all of Employer's obligations under this Agreement, mutatis mutandis. Employee may engage in other activities, such as activities involving charitable, educational, religious and similar types of organizations (all of which are deemed to benefit Employer), speaking engagements, and similar type activities, and may serve on the board of directors of other corporations approved by the Chief Executive Officer of Employer, in each case to the extent that such other activities do not materially detract from or limit the performance of his duties under this Agreement, or inhibit or conflict in any material way with the business of Employer and its subsidiaries.

     4.   Location of Employment.

          During the Period of Employment, Employer may only require Employee to be based in or within 50 miles of Hillsboro, Oregon, except that Employer may require Employee to be based more than 50 miles from Hillsboro, Oregon in connection with the relocation of the executive office of Employer in which Employee is employed; provided, however, that Employer shall pay to, or reimburse Employee for, on an after-tax basis, all reasonable expenses of relocation of Employee and Employee's immediate family living with Employee at the time of such relocation, incurred and substantiated by Employee in connection with any such relocation.

     5.   Current Cash Compensation.

          Employer will pay to Employee during the Period of Employment a base annual salary of not less than $__________ (or such greater amount as may have been approved by the Board of Directors in its sole discretion), payable in substantially equal monthly installments during each calendar year, or portion thereof, of the Period of Employment; provided, however, that Employer agrees to review such base annual salary annually and in light of such review may, in the sole discretion of the Board of Directors of Employer, increase such salary, taking into account such factors as it deems pertinent.

     6.   Employee Benefits.

          (a) Vacation and Sick Leave.

          Employee shall be entitled to [insert 2, 3 or 4 based on current FEI entitlement] weeks paid annual vacation, all paid Employer holidays and reasonable sick leave.

          (b) Regular Reimbursed Business Expenses.

          Employer shall reimburse Employee for all expenses and disbursements reasonably incurred at Employer's request or consistent with Employer's policies, and substantiated by Employee, in the performance of his duties during the Period of Employment.

          (c) Employee Benefit Plans or Arrangements.

          In addition to the cash compensation provided for in Section 5 hereof, Employee, subject to meeting eligibility requirements and to the provisions of this Agreement, shall be entitled to participate without discrimination or duplication in all employee (including executive) benefit plans of Employer, as presently in effect or as they may be modified or added to by Employer from time to time, to the extent such plans are available to other similarly situated executives or employees of Employer, including, without limitation, plans providing retirement benefits, medical and other health insurance, life insurance, disability insurance, and accidental death or dismemberment insurance.

          (d) Employer's Incentive Compensation Plans.

          In addition to the cash compensation provided for in Section 5 hereof and the employee benefits of Employer provided for in paragraph (c) of this Section 6, Employee, subject to meeting eligibility requirements and to the provisions of this Agreement, shall be entitled to participate in all incentive compensation plans of Employer, as presently in effect or as they may be modified or added to by Employer from time to time, to the extent such plans are available to similarly situated executives or employees of Employer, including, without limitation, the 1995 Stock Incentive Plan and the 1995 Supplemental Stock Incentive Plan (as the same may be modified, replaced, or added to by Employer from time to time), and other performance share plans, management incentive plans, deferred compensation plans, and supplemental retirement plans.

     7.   Termination.

          (a) Death, or Retirement or Disability.

          If the Period of Employment terminates pursuant to paragraph (b) of Section 2 as a result of (1) the death of Employee, (2) the retirement of Employee under the terms of Employer's 401(k) plan or (3) the Disability of the Employee, Employee (or Employee's estate) will be entitled to receive only:

          (i) the base salary otherwise payable under Section 5 through the end of the month in which Employee's employment is terminated, together with salary, compensation or benefits which have been earned or become payable as of the date of termination but which have not yet been paid to Employee;

          (ii) such other awards or bonuses as the Board of Directors may in its sole discretion determine;

          (iii) during the 12-month period following the termination of Employee's employment as a result of the death of Employee, maintenance in effect for the continued benefit of Employee's dependents of all insured and self-insured employee medical and dental benefit plans in which Employee was participating immediately prior to termination provided that such continued participation is possible under the general terms and conditions of such plans (and any applicable funding media) and Employee's dependents continue to pay an amount equal to the Employee's regular contribution for such participation; and

          (iv) such other benefits, if any, as shall be determined to be applicable in accordance with Employer's plans and practices as in effect on the date of termination.

          (b) Voluntary Termination by Employee without Good Reason.

          If the Period of Employment terminates pursuant to paragraph (b) of Section 2 as a result of a voluntary termination by Employee without Good Reason, Employee will be entitled to receive only:

          (i) the base salary otherwise payable under Section 5 through the day on which Employee's employment is terminated, together with salary, compensation or benefits which have been earned or become payable as of the date of termination but which have not yet been paid to Employee;

          (ii) to the extent possible, the opportunity to convert group and individual life and disability insurance policies of Employer then in effect for Employee to individual policies of Employee upon the same terms as similarly situated employees of Employer may apply for such conversions; and

          (iii) such other benefits, if any, as shall be determined to be applicable in accordance with Employer's plans and practices in effect on the date of termination.

          (c) Voluntary Termination by Employee with Good Reason, or by Employer without Cause.

          If the Period of Employment terminates pursuant to paragraph (b) of Section 2 as a result of a voluntary termination by Employee with Good Reason (as hereinafter defined), or a voluntary termination by Employer without Cause (as hereinafter defined), then Employee will be entitled to receive:

          (i) the base salary otherwise payable under Section 5 through the end of the month in which Employee's employment is terminated, together with salary, compensation or benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee;

          (ii) a lump-sum severance payment in an amount equal to the product of (A) the base annual salary at the rate in effect under
     Section 5 on the date of termination, and (B) a multiplier equal to x/52, where "x" equals the number of weeks remaining until the Final Day of Period of Employment; provided that the payment made pursuant to this paragraph (ii) shall be repaid by Employee in the event Employee violates in any material respect the provisions of Section 9 hereof;

          (iii) maintenance in effect for the continued benefit of Employee and his spouse and his dependents for a period terminating on the earlier of (A) the earlier of the Final Day of Period of Employment and the date on which Employee retires under the terms of Employer's 401(k) plan, and (B) the commencement of equivalent benefits from a new employer of:

               (A) all insured and self-insured medical and dental benefit plan in which Employee was participating immediately prior to termination, provided that Employee's continued participation if possible under the general terms and conditions of such plans (and any applicable funding media) and Employee continues to pay an amount equal to Employee's regular contribution for such participation; and

               (B) the group and individual life and disability insurance policies of Employer then in effect for Employee;

     provided, however, that if Employer so elects, or if such continued participation is not possible under the general terms and conditions of such plans or under such policies, Employer shall, in lieu of the foregoing, arrange to have issued for the benefit of Employee and Employee's dependents individual policies of insurance providing benefits substantially similar (on an after-tax basis) to those described in this paragraph (iii), or, if such insurance is not available at a reasonable cost to Employer, Employer shall otherwise provide Employee and Employee's dependents equivalent benefits (on an after-tax basis); provided further that, in no event shall Employee be required to pay any premiums or other charges in an amount greater than that which Employee would have paid in order to participate in Employer's plans and policies.

          (iv) for a period terminating on the earlier of the Final Day of Period of Employment and the date on which Employee reaches age 65, Employer shall provide Employee with benefits equivalent to the additional benefits Employee would have received under the employee pension and retirement benefit plans maintained by the Employer and supplemental or excess executive retirement plans, or executive plans of deferred compensation whether or not qualified for federal income tax purposes in which Employee was participating immediately prior to termination and assuming an annual rate of Salary equal to the rate applicable to the Employee immediately prior to termination is in effect, as if Employee had received credit under such plans for service with Employer during such period following Employee's termination, with such benefits payable by Employer at the same times and in the same manner as such benefits would have been received by Employee under such plans.

          (d) Termination by Employer with Cause.

          If the Period of Employment terminates pursuant to paragraph (b) of Section 2 as a result of a termination by Employer with Cause, Employee will be entitled to receive only:

          (i) the base salary otherwise payable under Section 5 through the day on which Employee's employment is terminated, together with salary, compensation or benefits which have been earned or become payable as of the date of termination but which have not yet been paid to Employee; and

          (ii) such other benefits, if any, as shall be determined to be applicable under the circumstances in accordance with Employer's plans and practices in effect on the date of termination.

          (e) Date of Payment.

          Except as otherwise provided herein, all cash payments and lump-sum awards required to be made pursuant to the provisions of paragraphs (a) through (e) of this Section 7 shall be made no later than the thirtieth day following the date of Employee's termination.

          (f) Exclusive Remedy.

          Employee shall have no claim for damages or other remedies, at law, in equity or otherwise, by reason of any breach of this Agreement by Employer, or of termination of this Agreement by reason thereof, other than as set forth in this Section 7.

          (g) Release of Claims.

          Employer shall have the right to require Employee to execute a limited release with respect to claims that could be brought by Employee hereunder as a condition to Employee's receipt of any payments pursuant to
Section 7(c) hereof.

     8.   Definitions.

          For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

          "Cause" shall mean (i) the willful engaging by Employee in conduct which is not authorized by the Board of Directors of Employer or within the normal course of Employee's business decisions and is known by Employee to be materially detrimental to the best interests of Employer or any of its subsidiaries, (ii) the willful engaging by Employee in conduct which Employee knows is, or has substantial reason to believe to be, illegal to the extent of a felony violation, or the equivalent seriousness under laws other than those of the United States, and which has effects on Employer or Employee materially injurious to

Employer, (iii) the engaging by Employee in any willful and conscious act of serious dishonesty, in each case which the Board of Directors of Employer reasonably determines affects adversely, or could in the future affect adversely, the value, reliability or performance of Employee to Employer in a material manner; (iv) the willful and continued failure by Employee to perform substantially his duties to Employer under this Agreement (including any sustained and unexcused absence of Employee from the performance of his duties under this Agreement, which absence has not been certified in writing as due to physical or mental illness in accordance with the procedures set forth in this Section 8 under "Disability"), after a written demand for substantial performance has been delivered to Employee by the Board of Directors specifically identifying the manner in which Employee has failed to substantially perform his duties and after such Employee has had a reasonable opportunity to cease such failure to perform, or (v) the sustained and unexcused absence of Employee from the performance of his duties under this Agreement for a period of 180 days or more within any period of 365 consecutive days, regardless of the reason for such absence, unless Employee demonstrates that such absence is due to Disability. For purposes of this paragraph, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, in bad faith and without reasonable belief that such action or omission was in, or not opposed to, the best interests of Employer. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors of Employer or based upon the advice of counsel for Employer shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of Employer. Notwithstanding the foregoing, there shall not be deemed to be a termination by Employer with Cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board of Directors of Employer at a meeting of such Board held after reasonable notice to Employee and at which Employee has an opportunity, together with his counsel, to be heard before such Board, finding that, in the good faith opinion of such Board, Employee was guilty of the conduct set forth above and specifying the particulars thereof in detail.

          "Disability" shall mean the absence of Employee from his duties with Employer on a full-time basis for one hundred eighty (180) days within any period of three hundred and sixty-five (365) consecutive days as a result of Employee's incapacity due to physical or mental illness as certified in writing by a physician selected by Employee and reasonably acceptable to Employer (it being understood that such physician shall be deemed to be reasonably acceptable to Employer if, within a period of fifteen (15) days after Employee notifies Employer of the name of such physician, Employer does not object to the use of such physician), unless within thirty (30) days after written notice to Employee by Employer, in accordance with the provisions of Section 12, that Employee's employment is being terminated by reason of such absence, Employee shall have returned to the full performance of Employee's duties.

          "Final Day of Period of Employment" shall mean the final day of the Period of Employment under Section 2(a) as in effect on the date of termination.

          Voluntary termination by Employee with "Good Reason" shall mean a voluntary termination by Employee resulting from the Employer (i) reducing Employee's base annual salary as in effect immediately prior to such reduction or reducing in a material respect Employee's opportunity to earn incentive compensation as provided in Section 6(d) of this Agreement; (ii) effecting a change in the position of Employee which does not represent a promotion from Employee's position provided for herein; (iii) assigning Employee duties or responsibilities which are materially inconsistent with Employee's position provided for herein; (iv) removing Employee from or failing to reappoint or reelect Employee to such position, except in connection with a termination as a result of death, Disability, voluntary termination by Employee, retirement by Employee or termination by Employer with Cause; or (v) otherwise materially breaching its obligations under this Agreement, in each case after notice in writing from Employee to Employer and a period of 30 days after such notice during which Employer fails to correct such conduct; provided, however, that it is expressly acknowledged and agreed that a transfer of Employee (a) to the position of another corporate officer of Employer, or to any subsidiary of Employer in the capacity of president or senior officer of such subsidiary or (b) from the position of president or senior officer of any subsidiary of Employer to a position of corporate officer of Employer (in each case as contemplated by the second sentence of Section 3 of this Agreement) shall not by itself constitute "Good Reason" within the meaning of clauses (ii),
(iii), (iv) or (v) of this paragraph, provided that, in the case of any transfer to a subsidiary of Employer, such subsidiary expressly assumes all of Employer's obligations under this Agreement, mutatis mutandis.

     9.   Non-Competition and Non-Disclosure; Employee Cooperation.

          (a) Without the consent in writing of the Board of Directors of Employer, upon termination of Employee's employment for any reason, Employee will not for a period of two years thereafter, acting alone or in conjunction with others, directly or indirectly (i) engage (either as owner, partner, stockholder, employer, employee, director, consultant or agent) in any business in which he has been directly engaged, or has supervised as an executive, during the last two years prior to such termination and which is directly in competition with a business conducted by Employer or any of its subsidiaries; (ii) induce any customers of Employer or any of its subsidiaries with whom Employee has had contacts or relationships, directly or indirectly, during and within the scope of his employment with Employer or any of its subsidiaries, to curtail or cancel their business with such companies or any of them; (iii) solicit or canvas business from any person who was a customer of Employer or any of its subsidiaries at or during the two-year period immediately preceding termination of Employee's employment; or (iv) induce, or attempt to influence, any Employee of Employer or any of its subsidiaries to terminate his employment; provided, however, that the limitation of subparagraph (i) shall not apply if Employee's employment is terminated as a result of a voluntary termination by Employee with Good Reason or a termination by Employer without Cause. The provisions of subparagraphs (i), (ii), (iii) and (iv) above are separate and distinct commitments independent of each of the other subparagraphs. It is agreed that the ownership of not more than 1/2 of 1% of the equity securities of any company having securities listed on an exchange or regularly traded in the over-the-counter market shall not, of itself, be deemed inconsistent with clause (i) of this paragraph
(a).

          (b) Employee shall not, at any time during the Period of Employment or following Employee's termination of employment for any reason whatsoever, disclose, use, transfer or sell, except in the course of employment with Employer, any confidential or proprietary information of Employer and its subsidiaries so long as such information has not otherwise been publicly disclosed by Employer or is not otherwise in the public domain, except as required by law or pursuant to legal process.

          (c) Employee agrees to cooperate with Employer, by making himself available to testify on behalf of Employer or any subsidiary or affiliate of Employer, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, and to assist Employer, or any subsidiary or affiliate of Employer in any such action, suit or proceeding, by providing information and meeting and consulting with the Board of Directors of Employer or its representatives or counsel, or representatives or counsel of Employer, or any subsidiary or affiliate of Employer, as requested by such Board of Directors, representatives or counsel. Employer agrees to reimburse the Employee, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

     10.  Governing Law; Modification and Severability; Disputes;
          Arbitration.

          (a) This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of New York.

          (b) If any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance or principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted from this Agreement; and the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

          (c) Except as provided in this Section 10(c), any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

          The arbitrators shall have the authority to award such remedies or relief that a court of the State of New York could order or grant in an action governed by New York law, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process, but shall not be empowered to award punitive damages. The arbitration proceedings shall be conducted in Portland, Oregon or, in the event that the executive office of Employer has been relocated, in such other major city as is most proximate to such relocated executive office.

          Notwithstanding the foregoing, any party may bring and pursue an action in any Federal or State court in the city where the arbitration proceedings shall be conducted pursuant to the foregoing sentence or in New York, New York seeking provisional relief, including a temporary restraining order or preliminary injunction, pending an arbitration proceeding. Any provisional relief obtained shall be discontinued once the arbitrators have assumed jurisdiction and ordered such discontinuance.

          (d) Any amounts that have become payable pursuant to the terms of this Agreement or any judgment by a court of law or a decision by arbitrators pursuant to this Section 10 but which are not timely paid shall bear interest at the prime rate in effect at the time such payment first becomes payable, as quoted by the Morgan Guaranty Trust Company of New York.

     11.  Notices.

          All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by telecopier, provided that the telecopy is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

                                To Employee:

-----------------------------
-----------------------------
-----------------------------
-----------------------------
Telephone:
Telecopy:
-----------------------------

                                To Employer:

FEI Company
7451 N.E. Evergreen Parkway
Hillsboro, Oregon 97124-5830
Telephone:  503-640-7500
Telecopy:   503-540-7509
Attn:  Chief Executive Officer

                              With a copy to:

[STOEL RIVES LLP
900 S.W. Fifth Avenue, Suite 2300
Portland, Oregon  97204-1268
Telephone:  503-224-3380
Telecopy:   503-220-2480
Attn:  Stephen E. Babson]

     12.  Withholding.

          All payments to be made to Employee under this Agreement will be subject to required withholding taxes and other deductions.

     13.  Successors; Binding Agreement.

          (a) Any Successor (as hereinafter defined) to Employer shall be bound by this Agreement. Employer will seek to have any Successor assent to the fulfillment by Employer of its obligations under this Agreement at Employee's request. Failure of Employer to obtain such assent within thirty
(30) days after such request shall constitute Good Reason for termination by Employee of Employee's employment and, upon a voluntary termination by Employee pursuant to Section 2, shall entitle Employee to the benefits provided in Section 7(c). For purposes of this Agreement, "Successor" shall mean any person other than Philips Electronics N.V. and its affiliates that succeeds to, or has the practical ability to control (either immediately or with the passage of time), Employer's business directly, by merger or consolidation, or indirectly, by purchase of the Employer's voting securities, all or substantially all of its assets or otherwise.

          (b) For purposes of this Agreement, "Employer" shall include any corporation or other entity which is the surviving or continuing entity in respect of any amalgamation, merger, consolidation, dissolution, asset acquisition or other form of business combination.

     14.  Miscellaneous.

          (a) Except to the extent that the terms of this Agreement confer benefits that are more favorable to Employee than are available under any other employee benefit or executive compensation plan of Employer in which Employee is a participant, Employee's rights under any such employee (including executive) benefit plan or executive compensation plan shall be determined in accordance with the terms of such plan (as it may be modified or added to by Employer from time to time).

          (b) This Agreement constitutes the entire understanding between Employer and Employee relating to employment of Employee by Employer and its subsidiaries and supersedes and cancels all prior agreements and understandings with respect to the subject matter of this Agreement and such other written agreements. Employee shall not be entitled to any payment or benefit under this Agreement which duplicates a payment or benefit received or receivable by Employee under such prior agreements and understandings.

          (c) This Agreement may be amended but only by a subsequent written agreement of the parties.

          (d) This Agreement shall be binding upon and shall inure to the benefit of Employee, his heirs, executors, administrators and beneficiaries, and shall be binding upon and inure to the benefit of Employer and its successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.

                                  FEI COMPANY



                                  By:  ___________________________________
                                             (Authorized Officer)


                                  ________________________________________
                                            [Name of Employee]